     As filed with the Securities and Exchange Commission on August 6, 2003
                                                     Registration No. 333-104275
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               Amendment No. 1 to
                                   FORM F-10
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               Axcan Pharma Inc.
             (Exact name of Registrant as specified in its charter)

            Canada                            5122                        Not Applicable
(Province or other jurisdiction   (Primary Standard Industrial    (I.R.S. Employer Identification
              of                   Classification Code Number)          No., if applicable)
incorporation or organization)

                   597 Laurier Blvd., Mont St-Hilaire, Quebec, Canada J3H 6C4
                                         (450) 467-5138
           (Address and telephone number of Registrant's principal executive offices)

                                      CT Corporation System
                                   111 8th Avenue, 13th Floor
                                    New York, New York 10011
                                         (212) 894-8700
         (Name, address and telephone number of agent for service in the United States)

                         ------------------------------

                                               Copies to:
              Elizabeth Hardy Noe                                     Alexandre Ciocilteu
            Paul, Hastings, Janofsky                                  Lapointe Rosenstein
                 & Walker LLP                                    1250 Rene-Levesque Blvd. West
           600 Peachtree Street, N.E.                                     Suite 1400
                  Suite 2400                                               Montreal,
                Atlanta, Georgia                                             Quebec
                U.S.A. 30308-222                                        Canada H3B 5E9
                (404) 815-2400                                          (514) 925-6300

                         ------------------------------

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

                           Province of Quebec, Canada
               (Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.      /X/     upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the
                United States and Canada).
B.      / /     at some future date (check appropriate box below)
        1.      / /     pursuant to Rule 467(b) on       at       (designate a time
                        not sooner than seven calendar days after filing).
        2.      / /     pursuant to Rule 467(b) on       at       (designate a time
                        seven calendar days or sooner after filing) because the
                        securities regulatory authority in the review jurisdiction
                        has issued a receipt or notification of clearance on       .
        3.      / /     pursuant to Rule 467(b) as soon as practicable after
                        notification of the Commission by the Registrant or the
                        Canadian securities regulatory authority of the review
                        jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
        4.      / /     after the filing of the next amendment to this Form (if
                        preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. /X/

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NO SECURITIES REGULATORY AUTHORITY HAS EXPRESSED AN OPINION ABOUT THESE SECURITIES AND IT IS AN OFFENCE TO CLAIM OTHERWISE.

THIS IS A BASE SHELF PROSPECTUS. THIS SHORT FORM PROSPECTUS CONSTITUTES A PUBLIC OFFERING OF THESE SECURITIES ONLY IN THOSE JURISDICTIONS WHERE THEY MAY BE LAWFULLY OFFERED FOR SALE AND THEREIN ONLY BY PERSONS PERMITTED TO SELL SUCH SECURITIES. THIS SHORT FORM PROSPECTUS HAS BEEN FILED UNDER PROCEDURES UNDER THE SECURITIES ACT (QUEBEC) THAT PERMIT CERTAIN INFORMATION ABOUT THESE SECURITIES TO BE DETERMINED AFTER THIS SHORT FORM PROSPECTUS HAS BECOME FINAL AND THAT PERMIT THE OMISSION OF THAT INFORMATION FROM THIS SHORT FORM PROSPECTUS. THE LEGISLATION REQUIRES THE DELIVERY TO PURCHASERS OF A SUPPLEMENTED PROSPECTUS CONTAINING THE OMITTED INFORMATION WITHIN A SPECIFIED PERIOD OF TIME AFTER AGREEING TO PURCHASE ANY OF THESE SECURITIES. SUCH OMITTED INFORMATION SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THE SHORT FORM PROSPECTUS AS OF THE DATE OF THE SUPPLEMENTED PROSPECTUS.

SECONDARY ISSUE                     SHORT FORM BASE SHELF PROSPECTUS                      AUGUST 4, 2003

--------------------------------------------------------------------------------

[LOGO]

AXCAN PHARMA INC.

US$125,000,000 4 1/4% Convertible Subordinated Notes due 2008

8,924,113 Common Shares

-----------------------------------------------------------------------------

Axcan Pharma Inc. ("Axcan") issued and sold on March 5, 2003 US$125.0 million aggregate principal amount of 4 1/4% convertible subordinated notes due
April 15, 2008 (the "Notes"), on a private placement basis, at an issue price of $1,000 per Note. Under limited circumstances, the Notes are initially convertible into 8,924,113 common shares. This prospectus may be used by selling security holders ("Securityholders") in connection with resales of Notes and the common shares issuable upon conversion of the Notes (collectively, the "Securities"). For a description of the Notes see "Description of Notes." For a description of the common shares see "Description of Share Capital."

The Notes are currently eligible for trading on the PORTAL market of the National Association of Securities Dealers, Inc. The common shares are listed on the Toronto Stock Exchange Inc. (the "TSX") under the symbol "AXP" and on the Nasdaq National Market ("Nasdaq") under the symbol "AXCA".

Investing in the Notes or the common shares involves risks. Please carefully consider the "Risk Factors" beginning on page 1 of this prospectus.

The Securities may be offered by Securityholders in negotiated transactions or otherwise, to or through underwriters or dealers purchasing as principals or directly to purchasers at varying prices determined at the time of the sale or at negotiated prices. In addition, the common shares may be offered from time to time through ordinary brokerage transactions on the Nasdaq and the TSX. See "Plan of Distribution". In the United States, Securityholders may be deemed to be "underwriters" as defined in the United States SECURITIES ACT OF 1933, as amended (the "U.S. Securities Act"). Any resale of the Securities in the Province of Quebec will be undertaken pursuant to the applicable provisions of the SECURITIES ACT (Quebec). Any profits realized by Securityholders in the United States may be deemed to be underwriting compensation. If the Securityholders use any broker-dealers, any commissions paid to underwriters or dealers and, if underwriters or dealers purchase any Securities as principals, any profits received by such underwriters or dealers on the resale of the Securities may be deemed to be underwriting compensation under the U.S. Securities Act.

Axcan will not receive any of the proceeds from the resale of the Securities by any of the Securityholders.

The earnings coverage ratio of Axcan for the 12 months ended March 31, 2003 is
4.0 to one in accordance with Canadian GAAP and 6.7 to one in accordance with U.S. GAAP. See "Earnings Coverage".

This prospectus is filed in Canada and, in the United States, by a "foreign private issuer" as defined by the U.S. Securities Act, that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with applicable Canadian disclosure requirements. Prospective United States investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein, if any, may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. See "Certain Income Tax Considerations."

The enforcement by United States investors of civil liabilities under the U.S. federal securities laws may be affected adversely by the fact that Axcan is incorporated and organized under the laws of Canada, that some or all of its officers and directors may be residents of Canada, that some or all of the experts named in the prospectus and registration statement may be residents of Canada, and that all or a substantial portion of the assets of Axcan and said persons may be located outside the United States.

The identity of Securityholders which shall offer Securities not already disclosed on Schedule A to this prospectus will be set forth in a supplemented shelf prospectus ("Prospectus Supplement") which will complete and follow this short form base shelf prospectus.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR ANY U.S. STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Trademarks...........................     i

Forward-looking Statements...........    ii

Risk Factors.........................     1

Use of Proceeds......................    12

Capitalization.......................    12

Dividend Policy......................    12

Earnings Coverage....................    13

Business.............................    15

Description of Credit Agreement......    24

Description of Notes.................    26

Certain Income Tax Considerations....    47

Description of Share Capital.........    55

Transfer Agent and Registrar.........    58

Plan of Distribution.................    59

Legal Matters........................    62

Independent Auditors.................    62

Purchasers' Statutory Rights.........    62

Incorporation by Reference...........    63

Additional Information...............    65

Certificate of Axcan.................   C-1

Schedule "A".........................   S-1

                            ------------------------

Unless otherwise stated, all dollar amounts appearing in this prospectus are stated in the lawful currency of the United States of America and all financial data included or incorporated by reference in this prospectus have been prepared in accordance with generally accepted accounting principles ("GAAP") in the United States.

Unless otherwise indicated in this prospectus, "Axcan," "we," "us" and "our" refer to Axcan Pharma Inc. and its direct and indirect subsidiaries. References in this prospectus to "common shares" refer to our common shares and the associated rights issued under the shareholder rights protection plan described under "Description of Share Capital--Shareholder Rights Plan."

                            ------------------------

Trademarks

The names AXCAN, AXCAN PHARMA, CANASA, DELURSAN, HELICIDE, LACTEOL, PHOTOBARR, PHOTOFRIN, PANZYTRAT, SALOFALK, ULTRASE, URSO 250, URSO DS and VIOKASE appearing in this prospectus are our trademarks. HEPAMERZ is a registered trademark of Merz Pharmaceuticals GmbH.

                            ------------------------

You should rely only on the information contained in this prospectus, including the documents incorporated or deemed to be incorporated by reference herein. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should assume that the information contained in this prospectus and any document incorporated or deemed to be incorporated by reference is accurate as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since such respective dates.

You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the Securities. We are not making any representation to any offeree or purchaser of the Securities regarding the legality of an investment in the Securities by such offeree or purchaser under appropriate investment or similar laws.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Forward-Looking Statements

Certain statements contained and incorporated by reference in this prospectus constitute "forward-looking statements" as defined by United States federal securities laws. When used in this document, the words "anticipate," "believe," "estimate," "expect," "plan," "future," "intend," "may," "will," "should," "predict," "potential," "continue," and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain known and unknown risks, uncertainties and assumptions. These statements should not be relied upon. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, those which are discussed under the heading "Risk Factors." These factors include, but are not limited to, the following:

- we currently depend on three key products for a large portion of our sales, and substantial sales declines in any of them would have an adverse impact on our business;

- we may not benefit from our recent acquisitions;

- we must be able to continue to manage our rapid growth;

- we rely on third parties for the supply and manufacture of certain products, and loss of access to such third parties would impair our ability to carry on business; and

- we may not be able to acquire new products or businesses.

These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward looking statements. Other unknown or unpredictable factors could also harm our results. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. We do not intend, and do not assume any obligation, to update these forward-looking statements.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Risk Factors

THE SECURITIES INVOLVE A HIGH DEGREE OF RISK. THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS AND IN DOCUMENTS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN SHOULD BE CONSIDERED CAREFULLY BEFORE MAKING AN INVESTMENT DECISION. IF ANY OF THE FOLLOWING RISKS, AS WELL AS OTHER RISKS AND UNCERTAINTIES THAT WE HAVE NOT YET IDENTIFIED OR THAT WE CURRENTLY BELIEVE ARE IMMATERIAL, ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. IN SUCH CASE, THE MARKET PRICE OF OUR SECURITIES COULD DECLINE AND ALL OR PART OF AN INVESTMENT IN THE SECURITIES MAY BE LOST.

RISKS RELATING TO OUR BUSINESS

We currently depend on three key products for a large portion of our sales, and substantial sales declines in any of them would have an adverse impact on our business.

Any factor that adversely affects the sale or price of our key products could significantly decrease our sales and profits. ULTRASE, URSO 250 and CANASA accounted for approximately 23.3%, 22.8% and 19.4%, respectively, of our total revenues for the year ended September 30, 2002. We believe that sales of these products will continue to constitute a significant portion of our total revenues for the foreseeable future. Any significant setback with respect to any one of these products, including shipping, manufacturing, product safety, marketing, government licenses and approvals, intellectual property rights problems, or generic competition, could harm our revenues.

We may not benefit from our recent acquisitions.

We have made assumptions about the benefits of acquiring Laboratoires
Enteris S.A.S. ("Enteris") and Laboratoire du Lacteol du Docteur Boucard S.A. ("Lacteol") which we acquired in November 2001 and April 2002, respectively, and the three recently acquired products, PANZYTRAT which we acquired in November 2002, DELURSAN which we acquired in December 2002 and HEPAMERZ, which we acquired in June 2003. We also continue to have expectations of the benefits to be derived in the future from our acquisition of PHOTOFRIN, a product we acquired in June 2000.

Principal expectations related to Enteris and Lacteol include the continued benefits derived from sales of their portfolio of products and the ability to expand sales through the promotion of certain of our products by their sales force. We have assumed that we will be able to effectively pursue our objectives notwithstanding the risks inherent in expanding into new markets with different regulatory regimes. If our assumptions or expectations are incorrect, our growth and financial position would be adversely affected.

Principal expectations related to PANZYTRAT and DELURSAN include their integration into our recently expanded sales force in Western Europe and their future sales growth in those European markets where they are currently sold as well as in new markets where possible. Principal expectations related to HEPAMERZ include successful development and regulatory approval of the product, as well as its integration into our sales force in North America and in those Western European countries for which we acquired exclusive distribution rights. If our assumptions or expectations are incorrect, our growth and financial position would be adversely affected.

Principal expectations related to PHOTOFRIN include future sales of PHOTOFRIN for the ablation of High-Grade Dysplasia associated with Barrett's Esophagus and our ability and the ability of our commercial partners to successfully market new laser equipment and related components and fiber optic light diffusers required to activate PHOTOFRIN, as well as educate physicians about the benefits of this treatment. In particular, sales of PHOTOFRIN are dependent in part on the ability of our commercial partners to market relatively affordable laser equipment and fiber optic light diffusers.

--------------------------------------------------------------------------------

Risk Factors
--------------------------------------------------------------------------------

Failure by our commercial partners to effectively market such laser equipment, the failure of such commercial partners to meet demand, or the failure to achieve market acceptance of PHOTOFRIN could decrease the anticipated growth in the sales of PHOTOFRIN.

We must be able to continue to manage our rapid growth.

Largely as a result of the acquisition of Axcan Scandipharm, Enteris and Lacteol, we have experienced a substantial increase in sales and in the number of our employees. Sales have increased to approximately $132.4 million for fiscal 2002 from approximately $86.9 million for fiscal 2000. Since
September 30, 1998, the number of our employees increased from 79 to over 380. Furthermore, in the last two years, we have expanded into Western Europe. Since September 30, 2000, sales in Europe have increased to $14.9 million for fiscal 2002, and our employees in Europe now represent approximately 37% of our workforce. Our failure to manage such growth effectively and to continue to improve and consolidate our management controls, reporting systems and procedures would reduce our profitability.

We rely on third parties for the supply and manufacture of certain products and loss of access to such third parties would impair our ability to carry on business.

We depend on third parties for the supply of active ingredients and for the manufacture of most of our products. For each of URSO 250 and ULTRASE we have one primary supplier for their active ingredients. We may not be able to obtain the active ingredients or products from such third parties; the third-party suppliers and manufacturers may not be qualified by regulatory authorities to act as our suppliers and manufacturers; the active ingredients or products may not comply with specifications; the prices at which we purchase them may increase significantly; our suppliers and manufacturers may experience shutdowns or contaminations of their facilities; or we may not be able to locate alternative sources of supply in a reasonable time period, if at all. If any of these events occur, we may not be able to continue to market certain of our products and our sales and profitability would be adversely affected.

We are in the process of transferring the manufacture of PHOTOFRIN to a new contract manufacturer. Should the new contract manufacturer be unable to meet regulatory requirements for the manufacture of PHOTOFRIN prior to the expiration of the existing manufacturing agreement, the supply of PHOTOFRIN would be interrupted and its sales would decrease as a result.

We also depend on Diomed Inc. for the manufacture and supply of new laser equipment used in conjunction with PHOTOFRIN for the ablation of High-Grade Dysplasia associated with Barrett's Esophagus. While other such equipment is available to activate PHOTOFRIN, the Diomed laser is less expensive, more portable and targeted as a component of the PHOTOFRIN treatment, for which we have obtained U.S. Food and Drug Administration ("FDA") approval. Consequently, if Diomed is unable to continue to manufacture, sell or service such laser equipment and fiber optic light diffusers, it would adversely affect our ability to market PHOTOFRIN for the ablation of High-Grade Dysplasia associated with Barrett's Esophagus. Diomed also manufactures and provides fiber optic cables that are approved for use with PHOTOFRIN. Diomed's inability to supply such fiber optic cables would hinder our efforts to sell PHOTOFRIN and thus would have an adverse effect on our revenue and profitability.

We may not be able to acquire new products or businesses.

Our products are maturing, and therefore, a significant component of our strategy is growth through acquisitions. However, we cannot be certain that we will be able to identify appropriate acquisition candidates. If an acquisition candidate is identified, there can be no assurance that we will be able to successfully negotiate the terms of any such acquisition, finance such acquisition or integrate such

--------------------------------------------------------------------------------
2

Risk Factors
--------------------------------------------------------------------------------

acquired product or business into our existing business. We face significant competition from other pharmaceutical companies, which makes it more difficult to find attractive transaction opportunities for products or companies on acceptable terms. Furthermore, the negotiation of potential acquisitions could divert management's time and resources and require significant financial resources to consummate. Failure to acquire new products may diminish our rate of growth and adversely affect our competitive position.

Acquisitions that we may undertake will involve a number of inherent risks, any of which could cause us not to realize the anticipated benefits.

Acquisition transactions involve various inherent risks, such as assessing the value, strengths, weaknesses, contingent and other liabilities and potential profitability of the acquisition; the potential loss of key personnel of an acquired business; the ability to achieve identified operating and financial synergies anticipated to result from an acquisition and unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying the acquisition. Any one or more of these factors could cause us not to realize the anticipated benefits from the acquisition of businesses or products.

Our failure to obtain FDA approval for ULTRASE, our largest selling product, will impair our ability to generate sales and profits.

The FDA has announced its intention to change its regulations so as to require companies which market pancreatic enzyme formulations to submit New Drug Applications (an "NDA") for approval. Our enterically coated pancreatic enzyme minitablet formulation marketed under the trademark ULTRASE accounted for approximately 23.3%, or $30.9 million, of sales for fiscal 2002. When required, if we are unable to obtain FDA approval to market ULTRASE, we would no longer be able to sell ULTRASE in the United States, which would impair our results of operations and liquidity.

We may find it difficult to achieve market acceptance of our product pipeline.

We have products at various stages of development, some of which are not yet being marketed. In the event such products are marketed, they may not be accepted by physicians or patients, and even if initially accepted, sales may thereafter decline. Our failure to successfully develop and market our product candidates would diminish or reduce our rate of growth and adversely affect our competitive position.

If our products under development fail in clinical studies or if we fail or encounter difficulties in obtaining regulatory approval for new products or new indications of existing products, we will not successfully develop our product pipeline and will have expended significant resources for no return.

We have limited experience in obtaining regulatory approvals in the United States, Canada and Europe for new products or new indications of existing products. We rely on third parties to formulate, develop and manufacture some of the materials needed for clinical trials for our products under development. We also rely on third parties to conduct clinical trials. If our products are not successful in clinical trials or if we do not obtain regulatory approvals, we will have expended significant resources for no return. Our ongoing clinical studies might be delayed or halted for various reasons, including if:

- our products are shown not to be effective;

- we do not comply with requirements concerning the investigational NDAs or New Drug Submissions (an "NDS") for the protection of the rights and welfare of human subjects;

--------------------------------------------------------------------------------

Risk Factors
--------------------------------------------------------------------------------

- patients experience unacceptable side effects or die during clinical trials;

- patients do not enroll in the studies at the rate we expect; or

- product supplies are delayed or are not sufficient to treat the patients participating in the studies.

We filed an NDA with the FDA with respect to HELICIDE. The FDA has raised manufacturing issues in connection with the approval of HELICIDE which must be resolved before such approval is granted. If we cannot obtain regulatory approvals for this or any other products which we may seek to develop in the future, our rate of sales growth and competitive position will suffer.

We may not be able to obtain third-party reimbursement for the cost of our products and related medical treatments.

Our ability to successfully market our products depends, in part, on whether appropriate reimbursement levels for our products and related treatments are available from government authorities, managed care organizations and other third-party payors. Third-party payors increasingly challenge the pricing of pharmaceutical products. In addition, the trend towards managed healthcare in the United States and legislative proposals to reform healthcare and government insurance programs could significantly influence the purchase of pharmaceutical products, resulting in lower prices and a reduction in product demand. New legislation or regulation may affect the health care industry or third-party coverage and reimbursement, and we cannot predict the effect or timing of such legislation or regulation.

Uncertainty also exists regarding the reimbursement status of certain newly-approved pharmaceutical products and reimbursement may not be available for some of our products. Any reimbursements granted may not be maintained or limits on reimbursements available from third-party payors may reduce the demand for, or negatively affect the price of, these products. If our products do not qualify for reimbursement, if reimbursement levels diminish, or if reimbursement is denied, our sales and profitability would be adversely affected.

Sales of our products directly to patients located in the United States by resellers located outside the United States, or sales of our products in the United States but sourced outside the United States, would have an adverse effect on our sales and profits.

Sales of products directly from outside the United States to patients with prescriptions for our products located in the United States would have a material adverse effect on our profitability. The prices of our products in Canada are typically lower than in the United States, and therefore, such sales would, should they occur on a large scale, have a material adverse effect on our revenues and profitability.

In particular, on October 28, 2000 the United States Congress passed the Medicine Equity and Drug Safety Act (the "Reimportation Act"). The Reimportation Act permits pharmacists and wholesalers to import prescription drugs from Australia, Canada, Israel, Japan, New Zealand, Switzerland, South America and the countries forming part of the European Union and the European Free Trade Association, that were made originally in the United States and then exported to other countries, or to import drugs made overseas. Currently, due to concerns about public safety by the U.S. Secretary of Health and Human Services, the Reimportation Act is not being applied. Prior to the law being applied by the FDA, safeguards must be established to ensure that the drugs imported comply with existing United States legislative norms (with respect to safety and effectiveness for their intended use) and with other applicable requirements of the U.S. Food, Drug and Cosmetics Act. In addition, the U.S. Secretary of Health and Human Services must demonstrate to Congress that the implementation of the law will pose no additional risk to the public's health and safety and will result in a significant

--------------------------------------------------------------------------------
4

Risk Factors
--------------------------------------------------------------------------------

reduction in the cost of covered products to the American consumer. We do not know whether this law will be applied in the future. Currently, PHOTOFRIN is sold in Europe and Japan and ULTRASE and URSO 250 in Canada and South America. Typically, prices for pharmaceutical products tend to be lower outside of the United States; reimportation of our products under the Reimportation Act, if this law becomes effective, could affect the demand for our products sold in the United States or affect the price at which they are sold, which in turn could decrease our revenues or profitability.

In addition, both the House and Senate of the United States Congress have recently proposed, and in some instances voted on, measures that would allow pharmacists and wholesalers in the United States to buy prescription drugs from Canada or other countries for reimportation for resale or for initial sale to patients with prescriptions for the same products in the United States. Because prices in Canada and other countries for pharmaceutical products are typically lower than in the United States, the resale of our products in the United States or competition generally from lower-cost alternative drugs could affect the demand for our products sold in the United States or affect the price at which they are sold, which in turn could decrease our revenues or profitability. Thus, the passage of any of the measures currently before the U.S. Congress with respect to drug importation from countries outside of the United States could directly affect our revenues or profitability.

We depend on key scientific, sales and managerial personnel for continued success.

Much of our success to date has resulted from the skills of certain of our officers, scientific personnel and sales force, particularly Leon Gosselin, our President, Chief Executive Officer and Chairman of the Board. If these individuals were no longer employed by us, we might not be able to attract or retain employees with similar skills or carry out our business plan.

The pharmaceutical industry is highly competitive and is subject to rapid and significant technological change that could render certain of our products and treatments obsolete or uncompetitive.

Our products face intense competition. We compete with companies in North America and other countries, including major pharmaceutical and chemical companies, research and development firms, universities, and other research institutions. Many of our competitors have greater financial resources and marketing capabilities than us. Some of our competitors have greater experience than we have in clinical testing, human clinical trials of pharmaceutical products and obtaining regulatory approvals. Our existing competitors and potential competitors may succeed in developing products or treatments that are more effective and less expensive to use than any products or treatments we may develop or license or that may render our products or treatments obsolete. This would adversely affect our rate of growth and competitive position.

We face competition from products that could lower prices and unit sales.

Some of our key products compete with other branded products and generic versions. Third-party payors and pharmacists can substitute generics for our products even if physicians prescribe our products by name. Government agencies and third-party payors often put pressure on patients to purchase generic products instead of brand-name products as a way to reduce healthcare costs. An increase in the amount of generic competition against any one or more of our products would lower prices and unit sales and could therefore have a material adverse effect on our profitability.

We are uncertain of the risks of future litigation and of the outcome of current litigation.

In general, and subject to the terms of each specific agreement, we have agreed to indemnify our licensors and certain of our contract manufacturers for product liability claims, and there is a risk that we will be subject to product liability claims and claims for indemnification from licensors. A

--------------------------------------------------------------------------------

Risk Factors
--------------------------------------------------------------------------------

substantial portion of our revenues are derived and will continue to be derived from activities in the United States, where pharmaceutical companies are exposed to a higher risk of litigation than in other jurisdictions.

Currently in the United States, we maintain claims-based product liability insurance coverage in respect of the commercialization of ULTRASE, PHOTOFRIN, URSO 250, CANASA and VIOKASE. We cannot be certain that existing or future insurance coverage available to us will be adequate to satisfy any or all future product liability claims and defense costs.

Axcan Scandipharm has been named as a defendant in 12 product liability lawsuits in the United States alleging, among other things, that the enzyme products that we market under the trademark ULTRASE cause fibrosing colonopathy, a disease affecting the colon and characterized by the formation of scar tissue, in Cystic Fibrosis patients. Of the 12 lawsuits to date, Axcan Scandipharm was dismissed from one, non-suited in another and settled 10. At this time, it is difficult to predict the potential number of future fibrosing colonopathy-related claims against Axcan Scandipharm. It is estimated that there are approximately 30,000 Cystic Fibrosis patients in the United States. An article published in 1997 in the New England Journal of Medicine co-authored by the Cystic Fibrosis Foundation and the FDA undertook a retrospective analysis of 29 Cystic Fibrosis patients with fibrosing colonopathy compared to 105 control Cystic Fibrosis patient between 1990 and 1994. An article presented at the Cystic Fibrosis Foundation's annual meeting in the Fall of 2001 identified 37 new cases of fibrosing colonopathy as reported to the Cystic Fibrosis Foundation for the period 1995 to 1999. The identities of patients in the articles discussed above have not been disclosed, and therefore, Axcan Scandipharm does not know whether the 12 lawsuits are from these groups. Therefore, the total amount of Axcan Scandipharm's product liability exposure is uncertain.

In addition, Eurand International S.p.A ("Eurand"), our supplier of pancreatic enzymes, and its parent company at the time, Wyeth, filed suit against Axcan Scandipharm and Carlsson-Rensselaer Corporation, ("CR"), the product's licensor, in the Philadelphia County Court of Common Pleas in March 1998, seeking reimbursement of defense costs and settlement amounts in fibrosing colonopathy lawsuits previously settled by Eurand and Wyeth, as well as a declaration that Axcan Scandipharm or CR must provide indemnification against future claims. The parties have agreed to settle this dispute through arbitration, which is now proceeding. Currently, the amount at issue is in excess of $34.0 million. The majority of the $34.0 million claimed relates to a separate patent dispute settlement agreement between the plaintiffs and us. Both Axcan Scandipharm and CR have filed cross-claims against each other and counterclaims against Eurand and Wyeth. The outcome of this arbitration and availability of insurance coverage is uncertain.

We have recorded provisions in the amount of approximately $2.9 million to cover any future liabilities in connection with indemnification claims by Eurand and Wyeth, as well as those lawsuits discussed above that may not have been covered by insurance. While we believe that the insurance coverage and provisions taken to date are adequate, an adverse determination of any such claims or of any future claims could exceed insurance coverage and provisions made to date, which would adversely affect our operating results and liquidity and may impair our ability to conduct business.

Our business is subject to limitations imposed by government regulations.

Governmental agencies in the countries in which we conduct business regulate pharmaceutical products intended for human use. Regulations require extensive clinical trials and other testing in addition to governmental review and final approval before products can be marketed. Governmental authorities in such countries also regulate the research and development, manufacture, distribution, promotion, testing and safety of products, and therefore, the cost of complying with governmental regulations can be substantial.

--------------------------------------------------------------------------------
6

Risk Factors
--------------------------------------------------------------------------------

Requirements for approval can vary widely from country to country. A product must be approved by regulatory authorities in each country in which a company intends to market it, prior to the commencement of marketing in such country. There are long delays in obtaining required clearances from regulatory authorities in any country after applications are filed. There can be no assurance that we will obtain regulatory approvals in such countries or that we will not incur significant costs in obtaining or maintaining such regulatory approvals. Moreover, the regulations applicable to our existing and future products may change.

Government regulations also require detailed inspection and control of research and laboratory procedures, clinical studies, manufacturing procedures and marketing and distribution methods, all of which significantly increase the level of difficulty and the costs involved in obtaining and maintaining the regulatory approval for marketing new and existing products. Moreover, regulatory measures adopted by governments provide for the possible withdrawal of products from the market and in certain cases, suspension or revocation of the required approvals for their production and sale.

Failure to obtain necessary regulatory approvals; the restriction, suspension or revocation of existing approvals; or any other failure to comply with regulatory requirements would restrict or impair our ability to market our products and carry on business.

We rely on the intellectual property of others and may not be able to protect our own intellectual property.

Our continued success will depend, in part, on our ability to protect and maintain intellectual property rights and licensing arrangements for our products. Proprietary rights in some of our products are held by third parties and we have obtained licenses to any such proprietary rights that are known to us. We cannot be certain that the licenses, rights or patents used by us will not be challenged by third parties.

To protect our own intellectual property, we have historically relied on patents and trade secrets, know-how and other proprietary information, as well as requiring our employees and other vendors and suppliers to sign confidentiality agreements. However, confidentiality agreements may be breached, and we may not have adequate remedies for any breach. Third parties may gain access to our proprietary information or may independently develop substantially equivalent proprietary information. Our inability to protect and maintain intellectual property rights in our products may impair our competitive position and adversely affect our growth. If a lawsuit is commenced with respect to any alleged patent or trademark infringement by us, the uncertainties inherent in such litigation make the outcome difficult to predict, and the costs that we may incur as a result may have an adverse effect on our profitability. Any such lawsuit may result in the award of monetary damages to the patent or trademark holder and payment by us of any such damages, or an injunction prohibiting all of our business activities that infringe the patent or trademark, would in each case adversely affect our profitability and our business.

Our credit agreement imposes restrictions on us.

Our credit agreement requires us to maintain specified financial ratios. The credit agreement also contains customary covenants relating to our ability to incur additional indebtedness, make future acquisitions, enter into certain related party transactions, consummate asset dispositions, incur capital expenditures and make restricted payments. All of these restrictions may limit our ability to expand, pursue our business strategies and obtain additional funds. Our ability to meet these financial ratios and to comply with these covenants may be affected by changes in business conditions or results of operations, adverse regulatory developments and other events beyond our control. We cannot assure you that we will meet these financial ratios or continue to comply with these covenants. Failure to comply with these restrictions may result in the occurrence of an event of default under the credit

--------------------------------------------------------------------------------

Risk Factors
--------------------------------------------------------------------------------

agreement. Upon the occurrence of an event of default, the lenders may terminate the credit agreement and demand immediate payment of all amounts borrowed by us under that agreement, which could adversely affect our ability to repay the Notes.

Anti-takeover provisions could discourage a third party from making a takeover offer that could be beneficial to shareholders.

We have adopted a shareholder rights plan designed to protect shareholders from unfair and coercive takeover strategies. This plan could have the effect of preventing a takeover bid by substantially increasing the number of common shares outstanding if a bid is made (unless the board of directors waives the operation of the plan or the bid complies with the terms of the shareholder rights plan), thus rendering a takeover bid prohibitively expensive or dilutive for the bidder. In addition, the rights plan could dissuade a potential bidder from even making a bid. See "Description of Share Capital--Shareholder Rights Plan."

Furthermore, some of the provisions in our articles of incorporation and bylaws could delay or prevent a third party from acquiring us or replacing members of our board of directors, even if the acquisition or the replacements would be beneficial to our shareholders. Such provisions include the fact that shareholders cannot amend our articles of incorporation unless at least two-thirds of the shares entitled to vote approve the amendment; our board of directors can issue preferred shares without shareholder approval with any terms, conditions, rights and preferences that the board determines; and shareholders must give advance notice to nominate directors or to submit proposals for consideration at shareholders' meetings. These provisions could also reduce the price that certain investors might be willing to pay for our common shares and result in the market price for our common shares being lower than it would be without these provisions.

Additional financing will cause increased dilution, an increase in debt levels, or both.

The research, development, manufacturing and marketing of products and the acquisition of new products and companies requires the application of considerable financial resources, while the revenues that are generated from such products may not be realized for a number of years. If we require additional capital to fund such activities, we may seek additional debt or equity financing or both. If we increase our debt levels, we may be restricted in our ability to raise additional capital and may be subject to additional financial and restrictive covenants, which may impede our ability to grow or carry on our business. If we issue additional equity, holders of common shares will suffer dilution of their ownership interest, which could be substantial. There can be no assurance that we will be successful in securing such financing.

Our quarterly results may fluctuate.

Our quarterly operating results have fluctuated in the past and may continue to fluctuate in the future. Factors, many of which are not within our control, that could cause quarterly operating results to decline include the size and timing of product orders, which can be affected by customer budgeting and buying patterns. Often, customers will buy in advance of pre-announced price increases or in anticipation of price increases, thus shifting revenue from one fiscal quarter to another. Our quarterly selling, general, administrative and research and development expenses are relatively fixed. As a result, if customer buying patterns cause revenue shifts from one fiscal quarter to another, our net income for the subsequent quarter may not meet the market's expectations.

--------------------------------------------------------------------------------
8

Risk Factors
--------------------------------------------------------------------------------

RISKS RELATED TO THE NOTES

We must receive dividends and distributions from our subsidiaries to make payments on the Notes. The Notes are effectively junior in right of payment to the obligations of our subsidiaries.

A significant part of our operations is conducted by our subsidiaries, which own a significant portion of our consolidated assets. Consequently, our operating cash flow and our ability to service our indebtedness, including the Notes, depends upon the operating cash flow of our subsidiaries and the payment of funds by them to us in the form of loans, dividends or otherwise. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due pursuant to the Notes or to make any funds available for that purpose, whether by dividend, interest, loans, advances or other payments. In addition, their ability to pay dividends and make loans, advances and other payments to us may be restricted by applicable statutory or contractual restrictions, which may include requirements to maintain minimum levels of working capital and other assets. The right to receive payments under the Notes is structurally junior to all current and future debts and liabilities of our subsidiaries. In the event of a bankruptcy, liquidation, winding up, reorganization or similar proceeding relating to a subsidiary, our right to receive assets of that subsidiary and the consequent right to participate in a distribution of those assets will rank behind that subsidiary's creditors, including the lenders under our credit agreement, trade creditors and preferred shareholders, if any. As of March 31, 2003, the indebtedness and other liabilities, excluding intercompany indebtedness, of our subsidiaries as of that date would have been approximately $64.6 million. Our subsidiaries may incur future debt and liabilities as well.

The right to receive payment on the Notes is junior to the right of the holders of all of our existing indebtedness and possibly to all of our future borrowings.

The Notes are general unsecured obligations, junior in right of payment to all of our existing senior indebtedness, including indebtedness under our credit agreement, and all of our future borrowings, except any future indebtedness that expressly provides that it ranks equally with, or is subordinated in right of payment to, the Notes. As a result, upon any distribution to our creditors in a bankruptcy, liquidation, reorganization or similar proceeding relating to us or our property, the holders of our senior indebtedness will be entitled to be paid in full in cash before any payment may be made with respect to the Notes. In addition, all payments on the Notes will be blocked in the event of a payment default on senior indebtedness and may be blocked for up to 180 of 365 consecutive days in the event of certain non-payment defaults on designated senior indebtedness.

In the event that we are declared bankrupt, become insolvent or are liquidated, reorganized or involved in a similar proceeding, holders of the Notes will participate with trade creditors and all other holders of our subordinated indebtedness in the assets remaining after we have paid all of the senior indebtedness. The indenture governing the Notes requires the amounts otherwise payable to holders of the Notes in a bankruptcy or similar proceeding to be paid to holders of any remaining senior indebtedness instead. In any of these cases, our assets may be insufficient to pay all of our creditors, and holders of the Notes are likely to receive less, proportionally, if any, than holders of our senior indebtedness, including the lenders under our credit agreement.

We could borrow up to a maximum availability of $55.0 million under our credit facilities, which would constitute senior indebtedness. In addition, we are permitted to incur substantial additional indebtedness, including senior indebtedness, in the future, under the terms of the indenture governing the Notes.

--------------------------------------------------------------------------------

Risk Factors
--------------------------------------------------------------------------------

The Notes are not secured by any of our assets; however, our credit agreement is secured by a substantial portion of our assets.

In addition to being subordinated to our senior indebtedness, the Notes are not secured by any of our assets. However, the indebtedness we incur under our credit agreement is secured by a substantial portion of our assets. If we become insolvent or are liquidated, or if payment under any of the instruments governing our secured debt is accelerated, the lenders under the credit agreement will be entitled to exercise the remedies available to a secured lender under the applicable law and pursuant to the agreement governing such debt. Accordingly, our secured creditors will have a prior claim on our assets. We could borrow up to $55.0 million of secured indebtedness under our credit facilities. We are permitted to incur future secured indebtedness under the terms of the indenture governing the Notes.

We may not have the ability to raise the funds necessary to finance the change in control offer required by the indenture.

If we undergo a change in control, each holder of the Notes may require us to purchase all or a portion of the holder's Notes. In addition, under the credit agreement, a change in control may constitute an event of default requiring us to repay amounts outstanding under that agreement. We cannot assure you that there will be sufficient funds available for any required purchases of the Notes if a change in control occurs. In addition, the terms of any agreements related to borrowings which we may enter from time to time may prohibit or limit or make our purchase of Notes an event of default under those agreements. If we fail to purchase the Notes in that circumstance, we will be in default under the indenture governing the Notes. See "Description of Notes--Change in Control Permits Purchase of Notes by Us at the Option of the Holder."

Our common shares are subject to market price volatility.

Market prices for the securities of pharmaceutical companies, including ours, have historically been highly volatile, and from time to time, the market has experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. In addition, factors such as fluctuations in operating results which do not correspond to market expectations, future acquisitions, public announcements, concerns as to the safety of drugs, timing and approvals of product candidates, and general market conditions may have an adverse effect on the market price of our common shares and therefore the market price of the Notes.

Absence of a public market for the Notes could cause purchasers of the Notes to be unable to resell them for an extended period of time.

The initial issuance of Notes constituted a new issue of securities for which there is not an established trading market. We were informed by UBS
Warburg LLC, J.P. Morgan Securities Inc. and Putnam Lovell NBF Securities Inc. (the "Initial Purchasers") at the time of the offering of the Notes by us that they intended to make a market in the Notes after the offering was completed. The Initial Purchasers may cease their market-making at any time without notice. Although the Notes are designated for trading on the PORTAL market, we cannot assure you that an active trading market for the Notes will develop or, if such market develops, how liquid it will be.

If a trading market does not develop or is not maintained, holders of the Notes may experience difficulty in reselling, or an inability to sell, the Notes. If a market for the Notes develops, any such market may be discontinued at any time. If a public trading market develops for the Notes, future trading prices of the Notes will depend on many factors, including, among other things, the price of our common shares into which the Notes are convertible, prevailing interest rates, our operating results and the market for similar securities. Depending on the price of our common shares into which

--------------------------------------------------------------------------------
10

Risk Factors
--------------------------------------------------------------------------------

the Notes are convertible, prevailing interest rates, the market for similar securities and other factors, including our financial condition, the Notes may trade at a discount from their principal amount.

Any rating of the Notes may cause their trading price to fall.

If any rating agency rates the Notes, it may assign a lower rating than expected by investors. Ratings agencies also may lower ratings on the Notes in the future. If rating agencies assign a lower than expected rating or reduce their ratings in the future, the trading price of the Notes could decline.

In case of default, the enforcement of judgments obtained in the United States could be difficult since a significant part of our assets and our officers and directors are located outside the United States.

Since a significant portion of our assets, as well as a majority of our directors and members of senior management are located outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including with respect to payment of principal on the Notes, may not be collectible within the United States. Furthermore, the enforcement in Quebec, Canada, our principal jurisdiction, of a judgment obtained in the United States would entail additional costs and could afford us or any of our directors and officers located in Canada with additional grounds for defense which would add to the delays for enforcing such a judgment and could prevent its enforcement altogether. In addition, there is doubt as to the enforcement in Canada of actions predicated solely upon United States federal securities laws and therefore some of the remedies which would typically be available to a U.S. investor under such laws could be unavailable to a U.S. investor in Canada.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Use of proceeds

Axcan will not receive any of the proceeds of the sale of the Notes or the common shares by Securityholders pursuant to this prospectus as supplemented by a Prospectus Supplement. Axcan received net proceeds of approximately
$120.8 million from the sale of the Notes to the Initial Purchasers on March 5, 2003. Axcan intends to use those net proceeds received by it from the issue and sale of the Notes to the Initial Purchasers for general corporate purposes and future acquisitions of products and companies.

Capitalization

Since September 30, 2002 the only material change in our consolidated share and loan capital was the issuance of $125.0 million aggregate principal amount of Notes on March 5, 2003, for net proceeds of approximately $120.8 million, which increased our cash and cash equivalents to $144.83 million, increased our long-term debt to approximately $133.74 million and increased our total capitalization to approximately $439.3 million.

Dividend Policy

We have not paid any dividends on our common shares to date. We currently intend to retain earnings to finance the growth and development of our business and, therefore, we do not anticipate paying dividends in the foreseeable future. Our dividend policy will be reviewed from time to time in the context of our earnings, financial condition and other relevant factors. In addition, our credit agreement limits our ability to declare dividends to 10% of consolidated net income during the previous fiscal year.

--------------------------------------------------------------------------------
12

--------------------------------------------------------------------------------

Earnings Coverage

The following consolidated earnings coverage ratios have been calculated for the 12-month periods ended September 30, 2002 and March 31, 2003 and give effect to the issuance of the Notes. The earnings coverage ratios set forth below do not purport to be indicative of earnings coverage ratios for any future periods. The information presented herein for the 12-month period ended March 31, 2003 is based on unaudited financial information.

The Canadian GAAP earnings coverage ratios have been calculated based on amounts determined under Canadian GAAP, which include $4.5 million of implicit interest, a non-cash expense.

                                                          Canadian GAAP                    US GAAP
                                                   ---------------------------   ---------------------------
                                                        12 Months    12 Months        12 Months    12 Months
                                                            Ended        Ended            Ended        Ended
                                                    September 30,    March 31,    September 30,    March 31,
                                                             2002         2003             2002         2003
------------------------------------------------------------------------------------------------------------
Pro forma interest requirements(1)(2)............       11.0           11.1            6.5            6.5
Pro forma earnings before interest expense and
  income taxes(1)(3).............................       32.8           44.2           32.5           43.6
Earnings coverage................................        3.0            4.0            5.0            6.7

------------

NOTES

(1)  IN MILLIONS OF US DOLLARS.

(2)  PRO FORMA INTEREST REQUIREMENTS ARE DETAILED AS FOLLOWS:

      Interest as per financial statements..............        1.2            2.1             1.2            1.7
      Amortization of issue expense included in
        interest........................................         --           (0.1)             --           (0.1)
      Interest on debentures............................        5.3            4.9             5.3            4.9
      Implicit interest.................................        4.5            4.2              --             --
                                                               ----           ----            ----           ----
      Pro forma interest requirements...................       11.0           11.1             6.5            6.5
                                                               ====           ====            ====           ====

(3)  PRO FORMA EARNINGS BEFORE INTEREST EXPENSE AND INCOME TAXES ARE DETAILED AS
     FOLLOWS:

      Net earnings as per financial statements..........       20.8           27.9            21.1           28.3
      Income taxes......................................       11.7           15.2            11.1           14.5
      Financial expense.................................        1.2            2.0             1.2            1.7
      Amortization of issue expense.....................       (0.9)          (0.9)           (0.9)          (0.9)
                                                               ----           ----            ----           ----
      Pro forma earnings before interest expense and
        income taxes....................................       32.8           44.2            32.5           43.6
                                                               ====           ====            ====           ====

Under U.S. GAAP, our interest requirements amounted to $6.5 million on a PRO FORMA basis for the 12 months ended March 31, 2003 and our earnings coverage ratio, defined as the ratio of earnings before interest and income taxes to PRO FORMA interest requirements, for the 12-month period ended March 31, 2003 was 6.7 to one.

Under Canadian GAAP, our interest requirements amounted to $11.1 million on a PRO FORMA basis for the 12 months ended March 31, 2003 and our earnings coverage ratio for the 12-month period ended March 31, 2003 was 4.0 to one. The principal difference between the earnings coverage ratios under Canadian GAAP and U.S. GAAP is attributable to the inclusion of implicit interest of $4.5 million as required by Canadian GAAP.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Axcan

Axcan was incorporated under the CANADA BUSINESS CORPORATIONS ACT on May 6, 1982 under the name 115391 Canada Inc. On February 14, 1983, Axcan changed its name to Interfalk Canada Inc. and on October 1, 1993, it amalgamated with Axcan Holdings Ltd., its parent corporation, under the name Interfalk Canada Inc., which was changed to Axcan Pharma Inc. on July 12, 1994. On October 30, 1995, Axcan's Articles were amended to delete the private company restrictions, redesignate the existing Class "A" shares and Class "B" shares as common shares and preferred shares, respectively, and consolidate the common shares on a 0.44 for one basis. On June 6, 2000 Axcan's Articles were amended again to create 14,175,000 Series A preferred shares and 12 million Series B preferred shares. Axcan's head office is located at 597 Laurier Blvd., Mont Saint-Hilaire, Quebec, J3H 6C4, Canada.

The following chart shows the jurisdictions of incorporation of Axcan and its operating subsidiaries. All of the outstanding shares of such subsidiaries or associated corporations are owned directly or indirectly by Axcan.

                                   [GRAPHIC]

--------------------------------------------------------------------------------
14

--------------------------------------------------------------------------------

Business

OVERVIEW

We are a leading specialty pharmaceutical company concentrating in the field of gastroenterology, with operations principally in North America and Western Europe. We market and sell pharmaceutical products used in the treatment of a variety of gastrointestinal diseases and disorders, which represents a market of at least $3.0 billion world-wide. We seek to expand our gastrointestinal franchise by in-licensing and acquiring products or companies, as well as by developing additional products and expanding indications for our existing products. We reported revenue of $132.4 million and net income of $21.2 million for fiscal 2002. During this period, sales in North America were 88.7% of revenue and 11.3% in Europe. For the six months ended March 31, 2003, we reported revenue of $83.5 million and net income of $15.5 million. During this period, sales in North America were 74.9% of revenue and 24.6% in Europe.

Our principal products include:

- ULTRASE for the treatment of certain gastrointestinal symptoms related to Cystic Fibrosis;

- URSO 250 for the treatment of certain cholestatic liver diseases;

- SALOFALK and CANASA for the treatment of certain inflammatory bowel diseases; and

- PHOTOFRIN for the treatment of certain types of gastrointestinal and other cancers.

In our late stage development portfolio, we have four product line extensions for five additional indications:

- URSO DS for the treatment of Primary Biliary Cirrhosis and Primary Sclerosing Cholangitis and which has recently been launched in Canada for the treatment of cholestatic liver diseases;

- CANASA in 1 gram suppository formulation for ulcerative proctitis;

- SALOFALK in 750 mg tablet formulation for the treatment of ulcerative colitis; and

- PHOTOFRIN for the ablation of High-Grade Dysplasia associated with Barrett's Esophagus.

In addition, we are developing the following two new products:

- HELICIDE for the eradication of HELICOBACTER PYLORI, the bacteria believed to be the leading cause of peptic ulcers; and

- CANASA/SALOFALK rectal gel for the treatment of Distal Ulcerative Colitis, an indication for which we also market our existing SALOFALK product line.

Approval for PHOTOFRIN has been recently obtained in the United States and approval applications have been submitted in Europe and an approval application for HELICIDE has been submitted in the United States.

--------------------------------------------------------------------------------

Business
--------------------------------------------------------------------------------

SALES AND MARKETING

Despite the relatively high number of patients suffering from gastrointestinal diseases and disorders, there is only a relatively small number of gastroenterologists in North America and Western Europe. We target this market with our sales and marketing force of 187 professionals, of which 135 are located in North America and 52 are located in Western Europe, predominantly in France. Our focus on gastroenterology, our broad product line and our commitment to the development of safe and efficacious therapies for patients have enabled us to cultivate long-standing relationships with the key prescribers of our products.

PRODUCT DEVELOPMENT

We develop late-stage products that we acquire or in-license from third parties. Our focus on products in late-stage development enables us to avoid the significant risks and expenses associated with new drug discovery and development. The combination of our development expertise and track record of regulatory approvals, along with our sales and marketing infrastructure, provides us with opportunities to expand indications for our existing products and to profitably acquire or in-license products that have been advanced to the late stages of development by other companies. Since 1997, we have in-licensed or otherwise acquired 22 products, including ULTRASE, VIOKASE, PHOTOFRIN, DELURSAN, PANZYTRAT and HEPAMERZ. We currently have two products pending regulatory approval, PHOTOFRIN in Europe for the ablation of High-Grade Dysplasia associated with Barrett's Esophagus, and HELICIDE in the United States for the eradication of HELICOBACTER PYLORI. PHOTOFRIN has recently been approved in the United States for the ablation of High-Grade Dysplasia associated with Barrett's Esophagus.

ACQUISITION HISTORY

Over the past several years, we have experienced rapid growth by acquiring products and businesses.

In August 1999, we acquired Axcan Scandipharm Inc. giving us the line of products we market under the trademark ULTRASE, and substantially increasing our sales force and presence in the United States. In November 1999, we acquired the remaining 50% of the Axcan URSO, LLC joint venture with Schwarz Pharma, Inc. that we did not already own. This enabled us to further leverage our newly acquired U.S. sales force to sell URSO 250 in the United States.

In June 2000, we acquired the worldwide rights to PHOTOFRIN, a product that we are developing for the ablation of High-Grade Dysplasia associated with Barrett's Esophagus. The PHOTOFRIN acquisition provided us with a therapy that complements our existing portfolio of products and allows us to enter the new and growing field of photodynamic, or light-based, therapy.

In November 2001, we acquired Enteris, and in April 2002, we acquired Lacteol, both French pharmaceutical companies specializing in the distribution of gastrointestinal products. These companies have been merged and are now known as Axcan Pharma S.A. These acquisitions provided us with a sales force in Western Europe and enabled us to substantially increase our presence and product portfolio in Europe, predominantly in France.

In November 2002, we acquired PANZYTRAT, a pancreatic enzyme product line marketed principally in Germany and the Netherlands from Abbott Laboratories. Additionally, in December 2002, we acquired DELURSAN, a 250 mg ursodiol tablet marketed in France from Laboratoire Aventis and Aventis Pharma S.A. These acquisitions provide us with an expanded product portfolio from which we intend to grow our business in Europe.

--------------------------------------------------------------------------------
16

Business
--------------------------------------------------------------------------------

In July 2003, we entered into agreement with Merz Pharmaceuticals GmbH ("Merz") whereby we obtained an exclusive license to use, develop and distribute, in the United States, Canada, France and Italy, HEPAMERZ, once it is approved by regulatory authorities, a product used for the treatment of hepatic encephalopathy as associated with early to late stage liver cirrhosis. This agreement provides us with an expanded product portfolio in North America and in those European countries for which we have distribution rights.

STRATEGY

Our goal is to continue to enhance our position as a leading specialty pharmaceutical company within the field of gastroenterology. We seek to grow our business by leveraging our existing infrastructure and expertise. The key components of our business strategy include:

INCREASING MARKET PENETRATION OF OUR EXISTING PRODUCTS. We seek to increase the number of patients who use our existing products in two ways. First, our sales force increases gastroenterologists' awareness of the benefits of our products in order to encourage these specialists to prescribe our products to new patients and to switch their existing patients to our products. Second, we educate gastroenterologists about the early symptoms associated with gastrointestinal diseases and disorders so that patients who may benefit from our products are identified sooner.

OBTAINING REGULATORY APPROVAL FOR ADDITIONAL INDICATIONS, NEW FORMULATIONS AND DOSAGE FORMS OF OUR EXISTING PRODUCTS. We continue to develop new indications, formulations and dosage forms of our existing products. For instance, we have a new ursodiol formulation, URSO double strength in Phase III studies for the treatment of Primary Biliary Cirrhosis and Primary Sclerosing Cholangitis. In addition, we have recently obtained approval of a new indication for PHOTOFRIN for the ablation of High-Grade Dysplasia associated with Barrett's Esophagus in the United States and are awaiting approval in Europe for this indication.

OBTAINING REGULATORY APPROVAL FOR NEW PRODUCTS CURRENTLY IN OUR PRODUCT PIPELINE. We will continue to leverage our experience and expertise in obtaining regulatory approval for our new product candidates. Since 1991, we have obtained regulatory approval for URSO 250, SALOFALK and CANASA. We are currently awaiting the approval of HELICIDE in the United States.

INCREASING MARKET COVERAGE BY IN-LICENSING AND ACQUIRING ADDITIONAL
PRODUCTS. We seek to in-license existing products and acquire new products. In order to achieve this, we evaluate acquisitions of companies, products and technologies. We believe that the combination of our multinational sales and marketing force, our late-stage product development expertise and our focus on the field of gastroenterology provides us with multiple acquisition and partnering opportunities. We believe that we are an attractive partner for pharmaceutical and biotechnology companies that have strong product development capabilities but that do not have an established sales and marketing force. In addition, we believe we would be an attractive partner for pharmaceutical and biotechnology companies that have products which are approved outside of North America and are seeking to develop and market these products in the United States and Canada. Since 1997, we have in-licensed or otherwise acquired 22 products, including ULTRASE, VIOKASE, PHOTOFRIN, DELURSAN, PANZYTRAT and HEPAMERZ.

RECENT DEVELOPMENTS

Acquisition of PANZYTRAT

On November 29, 2002, we acquired various marketing authorizations and intellectual property rights, including patents and trademarks related to the PANZYTRAT pancreatic enzyme product line from

--------------------------------------------------------------------------------

Business
--------------------------------------------------------------------------------

Abbott Laboratories. PANZYTRAT products consist of enterically coated microtablets for the treatment of exocrine pancreatic insufficiency and are marketed in several countries. A substantial portion of PANZYTRAT sales are in Germany, the third largest pharmaceutical market worldwide, as well as in the Netherlands. We paid $45.0 million in cash for PANZYTRAT.

Acquisition of DELURSAN

Effective December 2002, we acquired various marketing authorizations and intellectual property rights including the DELURSAN trademark (250 mg ursodiol tablets) for the French market, from Laboratoire Aventis and Aventis
Pharma S.A. DELURSAN is indicated for the treatment of cholestatic liver diseases, including Primary Biliary Cirrhosis, Sclerosing Cholangitis and liver disorders related to Cystic Fibrosis. We paid $22.8 million in cash for DELURSAN.

Joint Venture with Nordmark

On January 17, 2003, we entered into an agreement-in-principle with Nordmark Arzneimittel GMBH & Co. KG ("Nordmark") of Germany, the manufacturer of the active ingredient in and finished dosage forms of PANZYTRAT. Under the terms of the agreement, Axcan and Nordmark will create a joint venture to develop patent-protected novel enzyme preparations. Once these products are approved, the joint venture will hold the right to manufacture the bulk active ingredients, while Axcan will hold worldwide marketing rights for all finished dosage forms.

Notes Financing

On March 5, 2003, we issued $125.0 million aggregate principal amount of 4 1/4% convertible subordinated notes due April 15, 2008. Upon limited circumstances, the Notes will be initially convertible into 8,924,113 common shares at an initial conversion price of approximately $14.01 per common share, representing a 38% premium over the closing bid price of $10.15 per common share on Nasdaq on February 27, 2003, the day that the Notes were priced.

The Initial Purchasers were UBS Warburg LLC, J.P. Morgan Securities Inc. and Putnam Lovell NBF Securities Inc. Pursuant to an agreement dated February 27, 2003, we paid to the Initial Purchasers a commission of 3% of the aggregate principal amount of Notes issued. We received net proceeds of approximately $120.8 million from our issuance and sale of the Notes to the Initial Purchasers, which will be used for general corporate purposes, including potential acquisitions of products and companies.

Pursuant to our agreement with the Initial Purchasers, we are required to register the resale of such Notes and the common shares issuable upon conversion of the Notes in the United States. This prospectus relates to such resale and our obligation under such agreement.

Waiver of Right to Draw Down Under the Equity Line Facility

On July 4, 2002, we entered into an equity line agreement with the Solidarity Fund QFL ("Solidarity Fund"), a Quebec labor-sponsored investment fund, whereby the Solidarity Fund committed to invest up to $14.1 million in our common shares at a price equal to a formula based on the market price of our common shares. The Solidarity Fund initially purchased 208,044 common shares at a price of $14.42 per share for total proceeds of $3.0 million. On March 5, 2003, we agreed to waive our right to draw down under the equity line agreement in consideration of the subscription by the Solidarity Fund for Notes from the Initial Purchasers.

--------------------------------------------------------------------------------
18

Business
--------------------------------------------------------------------------------

Canadian Product Launches and Approvals

Axcan has recently received approvals from the Therapeutic Products Directorate ("TPD") of Health Canada in respect of the following products:

- HELICIDE for the eradication of the HELICOBACTER PYLORI bacteria; and

- PHOTOFRIN for the ablation of High-Grade Dysplasia associated with Barrett's Esophagus.

Axcan has also recently launched URSO DS in Canada for the treatment of cholestatic liver diseases, to compliment URSO 250 which is already marketed in Canada for the treatment of this indication.

Studies of PHOTOFRIN for the Treatment of Cholangiocarcinoma

On June 3, 2003 we announced that we will support Phase II studies on the use of PHOTOFRIN photodynamic therapy for the treatment of cholangiocarcinomas, which are malignant (cancerous) growths in the ducts which carry bile from the liver to the small intestine. Preclincial studies on human cholangiocarcinoma cell line models, as well as small clinical pilot studies, have indicated that PHOTOFRIN photodynamic therapy can induce significant tumor reduction and delay the growth rates of such tumors. Cholangiocarcinoma affects, according to available industry studies, approximately 2,500 persons per year in the United States.

Take-Over Bid

On April 10, 2003, Saule Holdings Inc., our wholly owned subsidiary, commenced an unsolicited tender offer for all the outstanding shares of common stock of Salix Pharmaceuticals, Ltd. at a price of $8.75 per share (which was subsequently increased to $10.50 per share) net to the seller in cash, without interest. The offer expired without acceptance or extension on June 27, 2003.

Filing of Interim Financial Results for the Three and Six-Month Periods Ended March 31, 2003

On May 13, 2003, we issued our operating results for the second quarter ended March 31, 2003. We decided, for the year beginning October 1, 2002, to change from Canadian GAAP to U.S. GAAP as our primary reporting convention. The change in GAAP was influenced by our desire to better meet the needs of our shareholders by applying accounting rules that are consistent with the majority of our customers and peer companies.

Revenue increased $15.1 million (49.5%) to $45.6 million for the second quarter ended March 31, 2003 from $30.5 million for the corresponding quarter of the preceding fiscal year. For the six-month period ended March 31, 2003, revenue was $83.5 million compared to $59.0 million for the corresponding period of the preceding fiscal year, an increase of 41.4%. This increase in revenue came from France, following the acquisitions of Enteris and Lacteol as well as the PANZYTRAT product line, and also from the United States with strong sales of CANASA rectal suppositories and URSO 250. Revenue from France includes domestic and foreign sales amounting to $12.8 million compared to $2.5 million for the quarter ended March 31, 2002 and $20.5 million compared to $4.1 million for the six-month period ended March 31, 2002.

Cost of goods sold consists principally of costs of raw materials, royalties and manufacturing costs. We outsource most of our manufacturing requirements. Cost of goods sold increased $3.4 million (45.9%) to $10.8 million for the quarter ended March 31, 2003 from $7.4 million for the corresponding quarter of the preceding fiscal year. As a percentage of revenue, cost of goods sold for the quarter ended March 31, 2003 decreased marginally as compared to the corresponding quarter of the preceding fiscal year, at 23.7% and 24.1%, respectively. This decrease was due primarily to increased sales of products with higher margins in the United States. For the six-month period ended
March 31,

--------------------------------------------------------------------------------

Business
--------------------------------------------------------------------------------

2003, cost of goods sold was $19.9 million (23.8% of revenue) compared to $14.7 million (25.0% of revenue) for the corresponding period of the preceding fiscal year.

Selling and administrative expenses consist principally of salaries and other costs associated with our sales force and marketing activities. Selling and administrative expenses increased $4.4 million (38.3%) to $15.9 million for the quarter ended March 31, 2003 from $11.5 million for the corresponding quarter of the preceding fiscal year. For the six-month period ended March 31, 2003, selling and administrative expenses increased $6.8 million (28.7%) to $30.5 million from $23.7 million for the corresponding period of the preceding fiscal year. This increase is mainly due to the inclusion of $7.0 million of selling and administrative expenses from Enteris and Lacteol for the six-month period ended March 31, 2003 compared to $2.7 million for the corresponding period of the preceding year which represented five months of operations for Enteris.

Research and development expenses consist principally of fees paid to third parties that we use to conduct clinical studies and to submit governmental approval applications on its behalf and for salaries and benefits paid to our personnel involved in research and development projects. Research and development expenses increased $0.9 million (37.5%) to $3.3 million for the quarter ended March 31, 2003 from $2.4 million for the corresponding quarter of the preceding fiscal year and $1.3 million (31.7%) to $5.4 million for the six-month period ended March 31, 2003, from $4.1 million for the corresponding period of the preceding fiscal year.

Amortization consists principally of intangible assets with finite life. Intangible assets include trademarks, trademark licenses and manufacturing rights. Amortization increased $0.3 million (17.6%) to $2.0 million for the quarter ended March 31, 2003 from $1.7 million for the corresponding quarter of the preceding fiscal year and $0.5 million (14.3%) to $4.0 million for the six-month period ended March 31, 2003 from $3.5 million for the corresponding period of the preceding fiscal year. The increases result mainly from amortization of capital assets in France, for Enteris, since November 2001, and Lacteol, since April 2002.

Financial expenses consist principally of interest and fees paid in connection with money borrowed for acquisitions. Financial expenses include loss on conversion of foreign currencies. Financial expenses increased $0.4 million (133.3%) to $0.7 million for the quarter ended March 31, 2003 from $0.3 million for the corresponding quarter of the preceding fiscal year and $0.6 million (120%) to $1.1 million for the six-month period ended March 31, 2003 from $0.5 million for the corresponding period of the preceding fiscal year. These increases are mainly due to one month interests expenses on the $125.0 million aggregate principal amount of Notes issued on March 5, 2003.

Income taxes amounted to $4.3 million for the quarter ended March 31, 2003, compared to $2.5 million for the quarter ended March 31, 2002 (a 72% increase). Income taxes amounted to $7.7 million (a 79% increase) for the six-month period ended March 31, 2003 compared to $4.3 million for the corresponding period of the preceding fiscal year. The effective tax rates were 33.1% for the six-month period ended March 31, 2003 and 34.1% for the six-month period ended March 31, 2002.

Net income was $8.9 million (a 43.8% increase) or $0.20 (a 66.7% increase) of basic income per share and $0.19 (a 58.3% increase) of diluted income per share, for the quarter ended March 31, 2003, compared to $4.8 million or $0.12 of both basic and diluted income per share for the corresponding quarter of the preceding year. The basic weighted average number of common shares outstanding used to establish the per share amounts increased from 38.8 million for the quarter ended March 31, 2002, to 44.9 (a 15.7% increase) million for the quarter ended March 31, 2003, following the completion of public equity offerings, the subscription of investors through private placements, the exercise of options previously granted pursuant to our stock option plan and the issuance of shares for

--------------------------------------------------------------------------------
20

Business
--------------------------------------------------------------------------------

the acquisition of assets and for the redemption of preferred shares previously issued in connection with the acquisition of PHOTOFRIN, both in fiscal 2001 and 2002.

Net income was $15.5 million (a 86.7% increase) or $0.35 of basic income per share (a 59.1% increase) and $0.34 of diluted income per share (a 62% increase), for the six-month period ended March 31, 2003, compared to $8.3 million or $0.22 of basic income per share and $0.21 of diluted income per share for the corresponding period of the preceding year.

Our cash, cash equivalents and short-term investments increased $81.1 million (99.5%) to $161.8 million at March 31, 2003 from $80.7 million at September 30, 2002. As at March 31, 2003, working capital was $172.2 million (a 66.4% increase), compared to $103.5 million as at September 30, 2002. These increases are mainly due to the issuance of the Notes in an aggregate principal amount of $125.0 million net of the cost of acquisition of the rights to the PANZYTRAT product line and DELURSAN for a total cash purchase price of $67.8 million plus transaction expenses. Total assets increased $155.6 million (42.4%) to $522.6 million at March 31, 2003 from $367.0 million at September 30, 2002. Shareholders' equity increased $23.4 million (7.9%) to $318.2 million at March 31, 2003 from $294.8 million at September 30, 2002.

Cash flow from operating activities increased $17.3 million (110%) to $33.0 million for the six-month period ended March 31, 2003, from $15.7 million for the six-month period ended March 31, 2002. Net cash flows from financing activities for the six-month period ended March 31, 2003 were $120.2 million mainly due to the insurance of the Notes whereby we received net proceeds of $120.5 million. Negative cash flow from investment activities for the six-month period ended March 31, 2003 were $12.4 million mainly due to the net cash used for the acquisition of intangible assets from the proceeds of the disposal of short-term investments.

Our research and development spending totaled $8.0 million for fiscal 2002 and $6.1 million for fiscal 2001. We believe that our cash and operating cash flow will be adequate to support our existing ongoing operational requirements for at least 12 months. However, we regularly review product and other acquisition opportunities and we may therefore require additional debt or equity financing. We cannot be certain that such additional financing, if required, will be available on acceptable terms, or at all.

Historically, we have financed research and development, operations, acquisitions, milestone payments and investments out of the proceeds of public and private sales of our equity, cash flow from operations, and loans from joint venture partners and financial institutions. Since we went public in Canada in December 1995, we have raised approximately $242.0 million from sales of our equity, we have borrowed from financial institutions to finance the acquisition of Axcan Scandipharm and from Schwarz to finance the acquisition of Axcan URSO (these amounts have since been repaid) and we issued $125.0 million in aggregate principal amount of Notes.

Acquisition of HEPAMERZ

On July 22, 2003, we signed an agreement with Merz for an exclusive license to use, develop and submit for approval HEPAMERZ in the United States, Canada, France and Italy. HEPAMERZ is a pharmaceutical preparation available in both injectable and oral granule formulations containing L-ornithine and L-aspartate and is indicated for the treatment of hepatic encephalopathy (a reversible decrease in neurological functions) associated with early to late state liver cirrhosis. HEPAMERZ is currently marketed in Germany and several other countries. The license agreement grants us the right to develop this product for additional indications. HEPAMERZ must first be approved by regulatory authorities before marketing can commence in the United States, Canada, France and Italy. We intend to initiate two controlled Phase III studies and anticipate completing them in 2004. As part of the

--------------------------------------------------------------------------------

Business
--------------------------------------------------------------------------------

license, we agreed to fund the Phase III studies and to pay to Merz a royalty based on sales once the product is marketed.

Approval of PHOTOFRIN in the United States

On August 4, 2003 we announced that PHOTOFRIN has been approved by the FDA for the ablation of High-Grade Dysplasia as associated with Barrett's Esophagus.

LEGAL PROCEEDINGS

Axcan Scandipharm is a party to legal proceedings related to the product line it markets under the trademark ULTRASE.

In 1994, the FDA received complaints that certain enzyme supplements may cause strictures in the colon (later identified as fibrosing colonopathy). In
May 1997, the New England Journal of Medicine published an article co-authored by the Cystic Fibrosis Foundation and the FDA in which they conducted a retrospective analysis of 29 Cystic Fibrosis patients with fibrosing colonopathy compared to 105 control Cystic Fibrosis patients between 1990 and 1994. The study concluded that in young children with Cystic Fibrosis, there was a strong relation between high daily doses of pancreatic enzyme supplements and the development of fibrosing colonopathy. The study's findings supported recommendations that the daily dose of pancreatic enzymes for most patients should remain below 10,000 units of lipase per kilogram of body weight.

In the fall of 2001, an article was presented at the Cystic Fibrosis Foundation's annual meeting entitled Fibrosing Colonopathy (FC)--A Retrospective Analysis of U.S. Cases 1995 - 1999, detailing that during such five-year span, 37 new cases of fibrosing colonopathy were diagnosed. This article also concluded that fibrosing colonopathy cases are associated with prolonged ingestion of high doses of pancreatic enzyme supplements.

Axcan Scandipharm has been named as a defendant in 12 product liability lawsuits. Of the 12 lawsuits to date, Axcan Scandipharm was dismissed from one, non suited in another and settled 10. At this time, it is difficult to predict the number of potential cases and because of the young age of the patients involved, Axcan Scandipharm's product liability exposure for this issue in the United States will remain for a number of years. Axcan Scandipharm's insurance carrier has defended the lawsuits to date and we expect them to continue to defend Axcan Scandipharm (to the extent of its product liability insurance), should lawsuits be filed in the future.

It is estimated that there are 30,000 Cystic Fibrosis patients in the United States. The New England Journal of Medicine article discussed above identified 29 Cystic Fibrosis patients with fibrosing colonopathy between 1990 and 1994 from a survey sent to 114 Cystic Fibrosis care centers in the United States representing a total of 20,000 Cystic Fibrosis patients. The article entitled Fibrosing Colonopathy (FC)--A Retrospective Analysis of
U.S. Cases 1995 - 1999 discussed above identified 37 new fibrosing colonopathy cases between 1995 to 1999 as reported to the Cystic Fibrosis Foundation. The identities of the patients in the articles discussed above have not been disclosed, and therefore, Axcan Scandipharm does not know whether the 12 lawsuits to date are from these groups. Therefore, the total amount of Axcan Scandipharm's product liability exposure is uncertain.

Eurand, our supplier of the pancreatic enzymes, and its parent company at the time, Wyeth, filed suit against Axcan Scandipharm and CR, the product's licensor, in the Philadelphia County Court of Common Pleas on March 6, 1998 seeking reimbursement of defense costs and settlement amounts in fibrosing colonopathy lawsuits previously settled by Eurand and Wyeth, as well as a declaration that Axcan Scandipharm or CR must provide indemnification against future claims. This lawsuit is based on contractual and common law indemnity issues, and the parties have agreed to settle their dispute

--------------------------------------------------------------------------------
22

Business
--------------------------------------------------------------------------------

through arbitration. The arbitration has commenced, and the plaintiffs claim to the amount at issue is in excess of $34.0 million. The majority of the $34.0 million claimed relates to a separate patent dispute settlement agreement between the plaintiffs and us. Axcan Scandipharm denies that such reimbursement is owed and has also responded with counterclaims against the plaintiffs. Both Axcan Scandipharm and CR have filed cross-claims against each other and counterclaims against Eurand and Wyeth. Axcan Scandipharm paid to Wyeth and Eurand approximately $1.2 million with respect to two previous lawsuits under threat of product supply termination and denial of access to inspection of Eurand's manufacturing facility (a requirement imposed by a former merger partner of Axcan Scandipharm). Axcan Scandipharm had previously settled with one of its insurance carriers the contractual liability claims related to this issue, and to date, one of Axcan Scandipharm's insurance carriers is denying coverage for the Wyeth and Eurand indemnification claims.

As at March 31, 2003, we have recorded reserves in the amount of approximately $2.9 million to cover any future liabilities in connection with the indemnification claims and the lawsuits discussed above that may not be covered by, or exceed, applicable insurance proceeds. While we believe that the insurance coverage and provisions taken to date are adequate, an adverse determination of any such claims or of any future claims could exceed insurance coverage and amounts currently accrued.

If Axcan Scandipharm is not successful in its defense of these claims or future lawsuits, losses could exceed its insurance coverage and provisions made to date and would be borne directly by it. If our losses exceed our insurance coverage and our provisions, we would experience a material adverse impact on our results of operations and liquidity which may impair our ability to conduct business.

We are involved in other routine litigation matters which we believe not to be material.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Description of Credit Agreement

On November 20, 2001, we entered into a $55.0 million credit agreement with two Canadian chartered banks (as extended on September 26, 2002 and amended on February 7, 2003). The credit agreement includes a $15.0 million revolving operating facility maturing on October 14, 2003 and a $40.0 million 364-day, extendible revolving facility maturing on October 14, 2006. Amounts borrowed under the revolving operating facility may be used for general corporate purposes and amounts borrowed under the extendible revolving operating facility may be used to finance permitted acquisitions, as defined in the credit agreement.

The credit agreement is secured by a first priority security interest on our present and future property and the present and future property of our material subsidiaries (as defined in the credit agreement) and a pledge of all our shares or other ownership interests in each of the material subsidiaries. Our obligations are also guaranteed by each of our material subsidiaries.

Amounts under the credit facilities may be borrowed in Canadian dollars or U.S. dollars. Depending on which currency we borrow, interest is paid either at the Canadian prime rate (for advances in Canadian funds), the U.S. base rate (for advances in U.S. funds) or at the applicable LIBOR rate (for advances in U.S. funds bearing interest at the LIBOR rate), plus an applicable margin which varies from 25 basis points up to 125 basis points over the prime rate or base rate and from 125 basis points up to 225 basis points over the LIBOR rate or bankers' acceptances depending on our ratio of funded debt to EBITDA (as defined in the credit agreement).

We pay a standby fee equal to 0.25% to 0.55% of the unused commitment, depending on our ratio of funded debt to EBITDA.

In addition to customary affirmative covenants, including compliance with certain financial ratios, the credit agreement contains covenants that restrict our ability to, among other things:

- create liens;

- incur additional indebtedness;

- make certain acquisitions or investments;

- make certain capital expenditures;

- sell property;

- provide financial assistance to third parties;

- change the nature of our business;

- enter into currency or interest rate hedging agreements; and

- proceed with any hostile takeover.

Cash dividends, repurchases of shares (other than redeemable shares issued in connection with a permitted acquisition) and similar distributions to shareholders are limited to 10% of our net income for the preceding fiscal year.

--------------------------------------------------------------------------------
24

Description of Credit Agreement
--------------------------------------------------------------------------------

In addition, the credit agreement contains customary events of default including, without limitation:

- failure by us to pay any amount payable pursuant to the credit agreement;

- a change of control;

- insolvency or commencement of any dissolution, liquidation or winding-up of us or any material subsidiary;

- termination of a guarantee by a guarantor;

- breach of representations, warranties or obligations by us or any material subsidiary; and

- the occurrence of any material adverse change.

If any event of default occurs, the lenders may demand immediate repayment of all amounts due and payable, with interest, or may, in their discretion, exercise any right of recourse authorized or permitted by law for recovery of such outstanding amount.

Currently, no amounts have been drawn under these facilities, and we are in compliance with all applicable terms thereof.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Description of Notes

The Notes were issued on March 5, 2003 under an indenture entered into between us and U.S. Bank National Association, as trustee. The following statements are subject to the detailed provisions of the indenture and are qualified in their entirety by reference to the indenture. Particular provisions of the indenture which are referred to in this prospectus are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by the reference. For purposes of this summary description of Notes, the terms "Axcan," "we," "us" and "our" refer only to Axcan and not to any of our subsidiaries.

GENERAL

The Notes represent our unsecured general obligations, subordinate in right of payment to certain of our obligations as described under "Subordination of Notes," and are convertible into our common shares as described under "Conversion Rights." The Notes are limited to $125.0 million aggregate principal amount. Interest on the Notes is payable semi-annually on April 15 and October 15 of each year, with the first interest payment to be made on October 15, 2003, at the rate of 4 1/4% per annum, to the persons who are registered holders of the Notes at the close of business on the preceding
April 1 and October 1, respectively. Unless previously redeemed, converted or purchased by us, the Notes mature on April 15, 2008. The Notes are payable at the office of the paying agent, which initially is an office or agency of the trustee in the Borough of Manhattan, the City of New York.

The Notes were issued without coupons and in denominations of $1,000 and integral multiples thereof.

Holders may present for conversion any Notes that have become eligible for conversion at the office of the conversion agent and may present Notes for registration of transfer at the office of the trustee.

The indenture does not contain any financial covenants or any restrictions on the payment of dividends or on the repurchase of our securities. The indenture does not require us to maintain any sinking fund or other reserves for repayment of the Notes.

The Notes are not subject to defeasance or covenant defeasance.

CONVERSION RIGHTS

General

Holders may convert any outstanding Notes (or portions of outstanding Notes) under the circumstances summarized below into 71.3929 common shares per $1,000 principal amount of Notes, subject to adjustment in certain circumstances as described below. We refer to this rate as the "conversion rate." This rate results in an initial conversion price of approximately $14.01 per share. We will not issue fractional common shares upon conversion of Notes. Instead, we will pay a cash adjustment based upon the closing sale price of our common shares on the business day immediately preceding the conversion date. Notes may only be converted in denominations of $1,000 and whole multiples of $1,000.

Holders may surrender Notes for conversion into our common shares only under the following circumstances:

- during any conversion period, as described below, if the closing sale price of our common shares on the Nasdaq National Market for at least 20 consecutive trading days in the 30 consecutive trading-day period ending on the first day of the conversion period was more than 110% of the conversion price in effect on that thirtieth trading day;

--------------------------------------------------------------------------------
26

Description of Notes
--------------------------------------------------------------------------------

- during the five business-day period following any 10 consecutive trading-day period in which the daily average of the trading prices, as described below, for the Notes for that 10 trading-day period was less than 95% of the average conversion value, as described below, for the Notes during that period;

- if we have called the Notes for redemption; or

- upon the occurrence of the corporate transactions summarized below.

Conversion Upon Satisfaction of Market Price Conditions

A holder may convert its Notes into our common shares during any quarterly conversion period if the closing sale price of our common shares for at least 20 consecutive trading days during the 30 consecutive trading-day period ending on the first day of the conversion period exceeds 110% of the conversion price in effect on that thirtieth trading day. A "conversion period" will be the period from and including the thirtieth trading day in a fiscal quarter to, but not including, the thirtieth trading day in the immediately following fiscal quarter.

A holder also may convert its Notes into our common shares during the five business-day period following any 10 consecutive trading-day period in which the daily average of the trading prices for the Notes for that 10 trading-day period was less than 95% of the average conversion value for the Notes during that period.

"Conversion value" is equal to the product of the closing sale price for our common shares on a given day multiplied by the then current conversion rate, which is the number of common shares into which each $1,000 principal amount note is then convertible.

The "trading price" of the Notes on any date of determination means the average of the secondary market bid quotations per note obtained by us or a calculation agent for $1,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, provided that if at least three such bids cannot reasonably be obtained by us or the calculation agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by us or the calculation agent, this one bid shall be used. If either we or the calculation agent cannot reasonably obtain at least one bid for $1,000,000 principal amount of Notes from a nationally recognized securities dealer, then the trading price of the Notes will equal (i) the then-applicable conversion rate of the Notes multiplied by
(ii) the closing price of our common shares on such determination date.

Conversion Upon Notice of Redemption

A holder may surrender for conversion any Notes we call for redemption at any time prior to the close of business on the day that is one business day prior to the redemption date, even if the Notes are not otherwise convertible at that time. If a holder already has delivered a change in control purchase notice with respect to a Note, however, the holder may not surrender that Note for conversion until the holder has withdrawn the notice in accordance with the indenture.

Conversion Upon Specified Corporate Transactions

If:

- we distribute to all holders of our common shares certain rights entitling them to purchase common shares at less than the average of the last sale price for our common shares for the 10 consecutive trading days immediately preceding the record date;

--------------------------------------------------------------------------------

Description of Notes
--------------------------------------------------------------------------------

- we elect to distribute to all holders of our common shares cash or other assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 10% of the closing sale price of the common shares on the trading day preceding the declaration date for the distribution; or

- a change in control, as described below under "Change in Control Permits Purchase of Notes by Us at the Option of the Holder," occurs other than pursuant to a transaction described in the following paragraph, then we must notify the holders of Notes at least 20 days prior to the ex-dividend date for the distribution or within 30 days of the occurrence of the change in control, as the case may be. Once we have given that notice, holders may convert their Notes at any time until either (i) the earlier of close of business on the business day immediately prior to the ex-dividend date and our announcement that the distribution will not take place, in the case of a distribution, or (ii) within 30 days of the change in control notice, in the case of a change in control.

In the case of a distribution, no adjustment to the ability of a holder of Notes to convert will be made if the holder participates or will participate in the distribution without conversion.

In addition, if we are party to a consolidation, amalgamation, statutory arrangement, merger, binding share exchange or other combination or a transfer of all or substantially all our consolidated property and assets pursuant to which our common shares are converted into, or become the right to receive, cash, securities or other property, a holder may convert Notes at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the effective date of the transaction. If we are a party to a consolidation, amalgamation, statutory arrangement, merger, binding share exchange or other combination or a transfer of all or substantially all our consolidated property and assets pursuant to which our common shares are converted into, or become the right to receive, cash, securities or other property, then at the effective time of the transaction, the right to convert a Note into common shares will be changed into a right to convert the Note into, or the right to receive, the kind and amount of cash, securities or other property which the holder would have received if the holder had converted such Note immediately prior to the transaction; provided, however, that if, prior to the date that is five years from the last date of original issuance of the Notes, holders of Notes would otherwise be entitled to receive, upon conversion of the Notes, any property (including cash) or securities that would not constitute "prescribed securities" for the purpose of clause 212(1)(b)(vii)(E) of the INCOME TAX ACT (Canada) (which we refer to as the "ineligible consideration"), pursuant to the operation of the foregoing provision, such holders shall not be entitled to receive such ineligible consideration but we or the successor or acquiror, as the case may be, shall have the right (at the sole option of us or the successor or acquiror, as the case may be) to deliver either such ineligible consideration or "prescribed securities" with a market value comparable to such ineligible consideration. In general, prescribed securities would include our common shares and other shares which are not redeemable by the holder within five years of the date of issuance. We agree to give the holders of Notes notice at least 30 days prior to the effective date of such transaction in writing and by release to a business newswire stating the consideration into which the Notes will be convertible after the effective date of such transaction. After such notice, we or the successor or acquiror, as the case may be, may not change the consideration to be delivered upon conversion of the Note except in accordance with any other provision of the indenture. If the transaction also constitutes a "change in control," as defined below, the holder can require us to purchase all or a portion of its Notes as described below under "Change in Control Permits Purchase of Notes by Us at the Option of the Holder."

--------------------------------------------------------------------------------
28

Description of Notes
--------------------------------------------------------------------------------

Conversion Procedures

We are not obligated to pay accrued interest on Notes submitted for conversion. Accordingly, if a Note is converted after the close of business on a record date for the payment of interest and before the opening of business on the corresponding interest payment date, the Note submitted for conversion must be accompanied by funds equal to the interest payable to the registered holder on the interest payment date on the principal amount of such Note submitted for conversion. We will then make the interest payment due on the interest payment date to the registered holder of the Note on the record date. Notwithstanding anything to the contrary in this paragraph, any Note submitted for conversion need not be accompanied by any funds if such Note has been called for redemption on a redemption date that is after the close of business on a record date for the payment of interest and before the close of business on the business day following the corresponding interest payment date.

As soon as practicable following the conversion date, we will deliver through the conversion agent a certificate for the full number of full common shares into which any Note is converted, together with any cash payment for fractional shares.

Conversion Price Adjustments

We will adjust the conversion rate for:

- dividends or distributions on our common shares payable in common shares or other capital stock of ours;

- subdivisions, combinations or certain reclassifications of our common shares;

- distributions to all or substantially all holders of our common shares of certain rights or warrants entitling them to purchase common shares at less than the average of the last sale price for our common shares for the 10 consecutive trading days immediately preceding the record date;

- distributions to all or substantially all holders of our common shares of our assets or debt securities or certain rights to purchase our securities, but excluding cash dividends or other cash distributions from current or retained earnings referred to in the next bullet;

- all-cash distributions to all or substantially all holders of our common shares in an aggregate amount that, together with

    (1) any cash and the fair market value of any other consideration payable in respect of any issuer bid, tender offer or exchange offer for our common shares consummated within the preceding 12 months not triggering a conversion rate adjustment, and

    (2) all other all-cash distributions to all or substantially all shareholders made within the preceding 12 months not triggering a conversion rate adjustment,

exceeds an amount equal to 10% of the market capitalization of our common shares on the business day immediately preceding the day on which we declare the distribution;

- payments in respect of an issuer bid, tender offer or exchange offer for our common shares to the extent that the offer involves aggregate consideration that, together with

--------------------------------------------------------------------------------

Description of Notes
--------------------------------------------------------------------------------

    (1) any cash and the fair market value of any other consideration payable in respect of any tender offer or exchange offer for our common shares consummated within the preceding 12 months not triggering a conversion rate adjustment, and

    (2) all-cash distributions to all or substantially all shareholders made within the preceding 12 months not triggering a conversion rate adjustment,

exceeds an amount equal to 10% of the market capitalization of our common shares on the expiration date of the issuer bid, tender offer or exchange offer.

Each adjustment referred to above will be made only upon conclusion of the applicable event. We will not adjust the conversion rate, however, if holders of Notes are to participate in the transaction or distribution without conversion, or in certain other cases.

Our shareholder protection rights plan provides that each of our common shares, including those issued pursuant to the terms of the Notes, issued at any time prior to the distribution of separate certificates representing our share purchase rights, will be entitled to receive such rights. However, there shall not be any adjustment to the conversion rate as a result of:

- the issuance of the rights to purchase common shares pursuant to our shareholder protection rights plan or any successor agreement;

- the distribution of any entitlement to receive the share purchase rights;

- the exercise or redemption of such rights in accordance with our shareholder protection rights plan; or

- the termination or invalidation of the share purchase rights or similar rights.

No adjustment in the conversion rate will be required unless the adjustment would require a change of at least 1% in the conversion rate then in effect; provided that any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment.

We may at any time increase the conversion rate by any amount for any period of time if our board of directors has made a determination that such increase would be in our best interests, provided that the period during which the increased rate is in effect is at least 20 days (or such longer period as may be required by law) and the increased rate is irrevocable during such period.

If we are party to a consolidation, amalgamation, statutory arrangement, merger, binding share exchange or other combination to which our common shares are converted into cash, securities or other property, at the effective time of the transaction, the right to convert a Note in common shares will be changed into the right to convert it into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its
Note immediately prior to the transaction; provided, however, that if, prior to the date that is five years from the last date of original issuance of the Notes, which would include exercise of the over-allotment option, holders of Notes would otherwise be entitled to receive, upon conversion of the Notes, any property (including cash) or securities that would not constitute ineligible consideration pursuant to the operation of the foregoing provision, such holders shall not be entitled to receive such ineligible consideration but we or the successor or acquiror, as the case may be, shall have the right (at the sole option of us or the successor or acquiror, as the case may be) to deliver either such ineligible consideration or "prescribed securities" with a market value comparable to such ineligible consideration. In general, prescribed securities would include our common shares and other shares which are not redeemable by the holder

--------------------------------------------------------------------------------
30

Description of Notes
--------------------------------------------------------------------------------

within five years of the date of issuance. We agree to give holders of the Notes notice at least 30 days prior to the effective date of such transaction in writing and by release to a business newswire stating the consideration into which the Notes will be convertible after the effective date of such transaction. After such notice, we or the successor or acquiror, as the case may be, may not change the consideration to be delivered upon conversion of the Note except in accordance with any other provision of the indenture.

If the transaction also constitutes a "change in control," as defined below, the holder can require us to purchase all or a portion of its Notes as described below under "Change in Control Permits Purchase of Notes by Us at the Option of the Holder."

In connection with our application for trading of the common shares underlying the Notes on Nasdaq, we agreed with Nasdaq that we would not take any action causing an adjustment of the conversion rate if the adjustment would result in a violation of Nasdaq's rules regarding shareholder approval of certain stock issuances, unless we receive prior shareholder approval for such action.

In the event of:

- a taxable distribution to holders of our common shares which results in an adjustment of the conversion rate; or

- an increase in the conversion rate at our discretion,

the holders of the Notes may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend.

REDEMPTION OF NOTES AT OUR OPTION

No sinking fund is provided for the Notes. Prior to April 20, 2006 we cannot redeem the Notes. The Notes are redeemable at our option, in whole or in part, at any time on or after April 20, 2006 on any date not less than 30 nor more than 60 days after the mailing of a redemption notice to each holder of Notes to be redeemed at the address of the holder appearing in the security register.

The redemption price for the Notes, expressed as a percentage of principal amount, is as follows for the periods set forth below:

Period                                                        Redemption Price
------------------------------------------------------------------------------
April 20, 2006 to April 14, 2007............................       101.70%
April 15, 2007 to April 14, 2008............................       100.85%

Accrued and unpaid interest will also be paid to the redemption date.

If we redeem less than all of the outstanding Notes, the trustee will select the Notes to be redeemed on a PRO RATA basis in principal amounts of $1,000 or integral multiples of $1,000. If a portion of a holder's Notes is selected for partial redemption and the holder converts a portion of the Notes, the converted portion shall be deemed to be the portion selected for redemption.

REDEMPTION FOR TAX REASONS

We may also redeem all but not part of the Notes for cash if we have or would become obligated to pay to the holder of any Note "additional amounts" (which are more than a DE MINIMIS amount) as a result of any change from the date of this prospectus in the laws or any regulations of Canada or any Canadian political subdivision or taxing authority, or any change from the date of this prospectus in

--------------------------------------------------------------------------------

Description of Notes
--------------------------------------------------------------------------------

an interpretation or application of such laws or regulations by any legislative body, court, governmental agency, taxing authority or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative determination); provided we cannot avoid these obligations by taking reasonable measures available to us and that we deliver to the trustee an opinion of legal counsel specializing in taxation and an officers' certificate attesting to such change and obligation to pay additional amounts. The term "additional amounts" is defined under "Canadian withholding taxes" below. This redemption would be at 100% of the principal amount plus accrued and unpaid interest to the redemption date but without reduction for applicable Canadian withholding taxes (except in respect of certain excluded holders). We will give the holders of the Notes not less than 30 business days' nor more than 60 business days' notice of this redemption, except that (i) we will not give notice of redemption earlier than 60 business days prior to the earliest date on or from which we would be obligated to pay any such additional amounts, and (ii) at the time we give the notice, the circumstances creating our obligation to pay such additional amounts remain in effect.

Upon receiving such notice of redemption, no later than the close of business on the business day prior to the redemption date, each holder who does not wish to have us redeem its Notes will have the right to elect to:

- convert its Notes; or

- not have its Notes redeemed, provided that no additional amounts will be payable on any payment of interest or principal with respect to the Notes after such redemption date. All future payments will be subject to the deduction or withholding of any Canadian taxes required to be deducted or withheld.

Where no election is made, the holder will have its Notes redeemed without any further action. The holder must deliver to the paying agent a written notice of election so as to be received by the paying agent no later than the close of business on the business day prior to the redemption date.

A holder may withdraw any notice of election by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day prior to the redemption date.

CHANGE IN CONTROL PERMITS PURCHASE OF NOTES BY US AT THE OPTION OF THE HOLDER

In the event of a change in control (as defined below) with respect to us, each holder will have the right, at its option, subject to the terms and conditions of the indenture, to require us to purchase for cash all or any portion of the holder's Notes in integral multiples of $1,000 principal amount, at a price for each $1,000 principal amount of such Notes equal to 100% of the principal amount of such Notes tendered, plus any accrued and unpaid interest to the purchase date. We are required to purchase the Notes no later than 30 business days after notice of a change in control has been mailed as described below. We refer to this date in this prospectus as the "change in control purchase date."

Within 30 business days after the occurrence of a change in control, we must mail to the trustee and to all holders of Notes at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law a notice regarding the change in control, which notice must state, among other things:

- the events causing a change in control;

- the date of such change in control;

--------------------------------------------------------------------------------
32

Description of Notes
--------------------------------------------------------------------------------

- the last date on which a holder may exercise the purchase right;

- the change in control purchase price;

- the change in control purchase date;

- the name and address of the paying agent and the conversion agent;

- the conversion rate and any adjustments to the conversion rate;

- that Notes with respect to which a change in control purchase notice is given by the holder may be converted, if otherwise convertible, only if the change in control purchase notice has been withdrawn in accordance with the terms of the indenture; and

- the procedures that holders must follow to exercise these rights.

To exercise this right, the holder must deliver a written notice so as to be received by the paying agent no later than the close of business on the third business day prior to the change in control purchase date. The required purchase notice upon a change in control must state:

- the certificate numbers of the Notes to be delivered by the holder, if applicable;

- the portion of the principal amount of Notes to be purchased, which portion must be $1,000 or an integral multiple of $1,000; and

- that we are to purchase such Notes pursuant to the applicable provisions of the Notes.

A holder may withdraw any change in control purchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day prior to the change in control purchase date. The notice of withdrawal must state:

- the principal amount of the Notes being withdrawn;

- the certificate numbers of the Notes being withdrawn, if applicable; and

- the principal amount, if any, of the Notes that remain subject to a change in control purchase notice.

Our obligation to pay the change in control purchase price for a Note for which a change in control purchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the Note, together with necessary endorsements, to the paying agent at any time after the delivery of such change in control purchase notice. We will cause the change in control purchase price for such Note to be paid promptly following the later of the change in control purchase date or the time of delivery of such Note.

If the paying agent holds money sufficient to pay the change in control purchase price of the Note on the change in control purchase date in accordance with the terms of the indenture, then, immediately after the change in control purchase date, interest on such Note will cease to accrue, whether or not the Note is delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the change in control purchase price upon delivery of the Note.

--------------------------------------------------------------------------------

Description of Notes
--------------------------------------------------------------------------------

Under the indenture, a "change in control" is deemed to have occurred at such time as:

- any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the United States SECURITIES EXCHANGE ACT OF 1934, as amended (the "Exchange Act") is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the voting power of our common shares or other capital stock into which our common shares are reclassified or changed;

- any person who, together with any joint actors (as such terms are used in Title IV of the SECURITIES ACT (Quebec), acquires or increases its ownership of or the power to exercise control or direction over 50% or more of a class of our voting securities (including our common shares or other capital stock into which our common shares are reclassified or changed);

- there shall be consummated any consolidation, merger, amalgamation, statutory arrangement (involving a business combination) or similar transaction of ours in which we are not the continuing or surviving corporation or pursuant to which the common shares are converted into cash, securities or other property, in each case, other than a consolidation, merger, amalgamation, statutory arrangement (involving a business combination) or similar transaction of ours in which the holders of our voting securities immediately prior to such transaction have, directly or indirectly, at least a majority of the voting shares of the continuing or surviving corporation immediately after such transaction;

- at any time the following persons cease for any reason to constitute a majority of our board of directors:

    (1) individuals who on the issue date of the Notes constituted our board of directors; and

    (2) any new directors whose election by our board of directors or whose nomination for election by our shareholders was approved by at least a majority of the directors then still in office who were either directors on the issue date of the Notes or whose election or nomination for election was previously so approved; or

- the sale, lease or transfer of all or substantially all of our consolidated assets and property to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act).

However, we will not be obligated to make a change in control offer if either:

- the last sale price of our common shares for any five trading days during the ten trading days immediately preceding the change in control is at least equal to 105% of the conversion price in effect on such trading day; or

- in the case of a consolidation, merger, amalgamation, statutory arrangement (involving a business combination) or similar transaction, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights, if applicable) in the transaction constituting the change in control consists of common stock traded on a U.S. national securities exchange or quoted on Nasdaq (or which will be so traded or quoted when issued or exchanged in connection with such change in control) and as a result of such transaction or transactions the Notes become convertible solely into such common stock.

--------------------------------------------------------------------------------
34

Description of Notes
--------------------------------------------------------------------------------

In connection with any purchase offer in the event of a change in control, we will to the extent applicable:

- comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act and any Canadian laws; and

- file Schedule TO or any other required schedule under the Exchange Act rules which may then be applicable.

The phrase "all or substantially all" of our assets will likely be interpreted under applicable law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale, lease or transfer of "all or substantially all" of our assets has occurred, in which case a holder's ability to require us to purchase their Notes upon a change in control may be impaired. In addition, we can give no assurance that we will be able to acquire the Notes tendered upon a change in control.

The change in control purchase feature of the Notes may in certain circumstances make it more difficult or discourage a take-over of our company.

We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a change in control with respect to the change in control purchase feature of the Notes but that would increase the amount of our, or our subsidiaries', indebtedness.

We may not purchase Notes at the option of holders upon a change in control if there has occurred and is continuing an event of default with respect to the Notes, other than a default in the payment of the change in control purchase price with respect to the Notes.

SUBORDINATION OF NOTES

Upon any distribution to our creditors in our liquidation or dissolution or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property, the payment of all amounts due on the Notes (other than cash payments due upon conversion in lieu of fractional shares) will be subordinated, to the extent provided in the indenture, in right of payment to the prior payment in full of all senior indebtedness (as defined below) and all indebtedness of our subsidiaries.

We will not pay, directly or indirectly, any amount due on the Notes (including the change in control purchase price), or acquire any of the Notes, in the following circumstances:

- if any default in payment of principal, premium, if any, or interest on senior indebtedness exists, unless and until the default has been cured or waived or has ceased to exist;

- if any default, other than a default in payment of principal, premium, if any, or interest, has occurred with respect to senior indebtedness, and that default permits the holders of the senior indebtedness to accelerate its maturity, until the expiration of the "payment blockage period" described below unless and until the default has been cured or waived or has ceased to exist; or

- if the maturity of senior indebtedness has been accelerated, until the senior indebtedness has been paid or the acceleration has been cured or waived.

A "payment blockage period" is a period that begins on the date that we receive a written notice from any holder of senior indebtedness or a holder's representative, or from a trustee under an indenture under which senior indebtedness has been issued, that an event of default with respect to and as

--------------------------------------------------------------------------------

Description of Notes
--------------------------------------------------------------------------------

defined under any senior indebtedness (other than default in payment of the principal of, or premium, if any, or interest on any senior indebtedness), which event of default permits the holders of senior indebtedness to accelerate its maturity, has occurred and is continuing and ends on the earlier of (1) the date on which such event of default has been cured or waived, (2) 180 days from the date notice is received, (3) the date on which such senior indebtedness is discharged or paid in full or (4) the date of which such payment blockage period shall have been terminated by written notice to the trustee or us from the trustee or other representative initiating such payment blockage period. Notwithstanding the foregoing, no new payment blockage notice shall be given until a period of at least 365 consecutive days shall have elapsed since the beginning of the prior payment blockage period. No default (other than a default in payment) that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any subsequent payment blockage notice, unless such event of default has been cured or waived for a period of not less than 90 consecutive days. However, if the maturity of such senior indebtedness is accelerated, no payment may be made on the Notes until such senior indebtedness that has matured has been paid or such acceleration has been cured or waived.

"Senior indebtedness" is defined in the indenture as all indebtedness (as defined below) of ours outstanding at any time, except the Notes, indebtedness that by its terms is subordinate in right of payment to the Notes or indebtedness that is not otherwise senior in right of payment to the Notes. Senior indebtedness does not include our indebtedness to any of our subsidiaries.

"Indebtedness" is defined with respect to any person as the principal of, and premium, if any, and interest on:

- all indebtedness of such person for borrowed money (including all indebtedness evidenced by Notes, debentures or other securities sold by such person for money), all obligations incurred by such person in the acquisition (whether by way of purchase, merger, amalgamation, statutory arrangement, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets (except inventory and related items acquired in the ordinary course of the conduct of the acquiror's usual business);

- guarantees by such person of indebtedness described in the clauses above of another person;

- all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any indebtedness, obligation or guarantee;

- all reimbursement obligations of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person;

- all capital lease obligations of such person; and

- all net obligations of such person under interest rate swap, currency exchange or similar agreements of such person.

By reason of the subordination provisions described above, in the event of insolvency, funds which would otherwise be payable to holders of the Notes will be paid to the holders of senior indebtedness to the extent necessary to pay senior indebtedness in full. As a result of these payments, our general creditors may recover less, ratably, than holders of senior indebtedness and such general creditors may recover more, ratably, than holders of the Notes or other subordinated indebtedness of ours.

--------------------------------------------------------------------------------
36

Description of Notes
--------------------------------------------------------------------------------

A significant part of our operations are currently and are expected in the future to be conducted through subsidiaries, which are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the Notes or to make any funds available therefor, whether by dividends, loans or other payments. The payment of dividends and loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of our subsidiaries and are subject to various business considerations.

The Notes are effectively subordinated to all indebtedness and other liabilities and commitments (including trade payables) of our subsidiaries. Any right that we have to receive assets of any of our subsidiaries upon its liquidation or reorganization (and the consequent right of the holders of the Notes to participate in those assets) is effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that we ourselves are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us.

As of March 31, 2003, we could borrow up to $55.0 million under our bank credit facilities which would be senior indebtedness. As of March 31, 2003, we had consolidated indebtedness of $8.9 million (excluding the $125.0 million of outstanding Notes) and our subsidiaries had approximately $64.6 million of indebtedness and other liabilities, excluding intercompany indebtedness, effectively ranking senior to the Notes. There are no restrictions in the indenture upon the creation of additional senior indebtedness by us, or on the creation of any secured obligations or indebtedness by us or any of our subsidiaries.

MERGER OR CONSOLIDATION, OR CONVEYANCE, TRANSFER OR LEASE OF PROPERTIES AND
ASSETS

The indenture provides that we may not consolidate, amalgamate or merge with or into any other person, enter into a binding share exchange or sell, convey, transfer or lease all or substantially all of our properties and assets to another person (including in any such case under a statutory arrangement) unless, among other things:

- the resulting, surviving or transferee person is a corporation organized and existing under the laws of the United States, any state thereof, the District of Columbia, the laws of Canada or any province or territory thereof;

- such person assumes all our obligations under the Notes and the indenture; and

- we or such successor person shall not immediately thereafter be in default under the indenture;

provided, however, for purposes of the foregoing, the sale, conveyance, transfer or lease (in a single transaction or a series of transactions) of the properties or assets of one or more subsidiaries (other than to us or another wholly-owned subsidiary) which, if such properties or assets were directly owned by us, would constitute all or substantially all of our properties and assets on a consolidated basis, shall be deemed to be a sale, conveyance, transfer or lease of all or substantially all of our properties and assets.

Upon the assumption of our obligations by such a person in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the Notes and the indenture.

Although such transactions are permitted under the indenture, certain of the foregoing transactions could constitute a change in control permitting each holder to require us to purchase the Notes of such

--------------------------------------------------------------------------------

Description of Notes
--------------------------------------------------------------------------------

holder as described in "Change in Control Permits Purchase of Notes by Us at the Option of the Holder."

EVENTS OF DEFAULT

The following are events of default for the Notes:

- default in the payment of the principal amount, redemption price or change in control purchase price with respect to any Note when such amount becomes due and payable;

- default in the payment of accrued and unpaid interest, if any (including additional amounts and additional interest in the event of a "registration default"), on the Notes for 30 days;

- failure by us to comply with any of our other covenants in the Notes or the indenture upon receipt by us of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the Notes then outstanding and our failure to cure (or obtain a waiver of) such default within 30 days after receipt of such notice;

- default by us or any of our significant subsidiaries in the payment at the final maturity thereof, after the expiration of any applicable grace period, of principal of, or premium, if any, on indebtedness for money borrowed, in the principal amount then outstanding of $10.0 million or more, or acceleration of any indebtedness in such principal amount so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such acceleration is not rescinded or such default cured within 15 business days after notice to us in accordance with the indenture; or

- certain events of bankruptcy, insolvency or reorganization affecting us or any of our significant subsidiaries.

If an event of default shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare the principal amount of the Notes plus accrued and unpaid interest, if any, on the Notes accrued through the date of such declaration to be immediately due and payable. In the case of certain events of our bankruptcy, insolvency or reorganization, the principal amount of the Notes plus accrued and unpaid interest, if any, accrued thereon through the occurrence of such event shall automatically become and be immediately due and payable.

CANADIAN WITHHOLDING TAXES

We will make payments on account of the Notes without withholding or deducting on account of any present or future Canadian tax or other government charge ("Canadian taxes"), unless we are required by law or the interpretation or administration thereof, to withhold or deduct Canadian taxes. If we are required to withhold or deduct any amount on account of Canadian taxes, we will make such withholding or deduction and pay as additional interest the additional amounts ("additional amounts") necessary so that the net amount received by each holder of Notes after the withholding or deduction (including with respect to additional amounts) will not be less than the amount the holder would have received if the Canadian taxes had not been withheld or deducted. We will make a similar payment of additional amounts to holders of Notes (other than excluded holders) that are exempt from withholding but are required to pay tax directly on amounts otherwise subject to withholding. However, no additional amounts will be payable with respect to a payment made to holders (referred to as "excluded holders") subject to Canadian tax on those payments because they carry on business in

--------------------------------------------------------------------------------
38

Description of Notes
--------------------------------------------------------------------------------

Canada, or who fail to comply with any administrative requirements necessary as a precondition to exemption from withholding Canadian taxes, or to certain other excluded holders, as described in the indenture. We will remit the amount we withhold or deduct to the relevant authority. Additional amounts will be paid in cash semi-annually, at maturity, on any redemption date, on a conversion date or on any purchase date. With respect to references in this document to the payment of principal or interest on any Note, such reference shall be deemed to include the payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable.

We will furnish to the trustee, within 30 days after the date the payment of any Canadian taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made. We will indemnify and hold harmless each holder of Notes (other than an excluded holder) and upon written request reimburse each such holder for the amount of (i) any Canadian taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the Notes, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any Canadian taxes levied or imposed and paid by such holder with respect to any reimbursement under (i) and (ii) above, but excluding any such taxes on such holder's net income or capital.

MODIFICATIONS OF THE INDENTURE

We and the trustee may enter into supplemental indentures that add, change or eliminate provisions of the indenture or modify the rights of the holders of the Notes with the consent of the holders of at least a majority in principal amount of the Notes then outstanding. However, without the consent of each holder, no supplemental indenture may:

- reduce the rate or change the time of payment of interest (including additional amounts and additional interest in the event of a "registration default") on any Note;

- make any Note payable in money or securities other than that stated in the Note;

- change the stated maturity of any Note;

- reduce the principal amount, redemption price or change in control purchase price with respect to any Note;

- make any change that adversely affects the right of a holder to require us to purchase a Note;

- waive a default in the payment of any amount due with respect to any Note;

- modify the subordination provisions of the indenture in a manner adverse to the holder of the Notes;

- change the right to convert, or receive payment with respect to, a Note, or the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Notes; or

- change the provisions in the indenture that relate to modifying or amending the indenture.

No supplemental indenture may be entered into that adversely affects the rights under the subordination provisions of the Notes of any holder of senior indebtedness unless, pursuant to the terms of the senior indebtedness, the holders of such senior indebtedness consent to the change.

--------------------------------------------------------------------------------

Description of Notes
--------------------------------------------------------------------------------

Without the consent of any holder of Notes, we and the trustee may enter into supplemental indentures for any of the following purposes:

- to evidence a successor to us and the assumption by that successor of our obligations under the indenture and the Notes;

- to add to our covenants for the benefit of the holders of the Notes or to surrender any right or power conferred upon us;

- to secure our obligations in respect of the Notes;

- to make any changes or modifications to the indenture necessary in connection with the registration of the Notes under the U.S. Securities Act and the SECURITIES ACT (Quebec) and the qualification of the indenture under the United States TRUST INDENTURE ACT OF 1939, as amended (the "Trust Indenture Act"); or

- to cure any ambiguity or inconsistency in the indenture.

No supplemental indenture entered into pursuant to the second, third, fourth or fifth bullets of the preceding paragraph may be entered into without the consent of the holders of a majority in principal amount of the Notes, however, if such supplemental indenture would materially and adversely affect the interests of the holders of the Notes.

The holders of a majority in principal amount of the outstanding Notes may, on behalf of the holders of all Notes:

- waive compliance by us with restrictive provisions of the indenture, as detailed in the indenture; and

- waive any past default under the indenture and its consequences, except a default in the payment of the principal amount, accrued and unpaid interest, if any (including additional amounts and additional interest in the event of a "registration default"), redemption price or change in control purchase price or obligation to deliver common shares upon conversion with respect to any Note or in respect of any provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding Note affected.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS AND SHAREHOLDERS

No director, officer, employee, incorporator or shareholder of ours, as such, shall have any liability for any of our obligations under the Notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

The waiver may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that a waiver of such liabilities is against public policy in the United States.

UNCLAIMED MONEY; PRESCRIPTION

If money deposited with the trustee or paying agent for the payment of principal or interest remains unclaimed for two years, the trustee and paying agent shall notify us and shall pay the money back to

--------------------------------------------------------------------------------
40

Description of Notes
--------------------------------------------------------------------------------

us at our written request. Thereafter, holders of Notes entitled to the money must look to us for payment, subject to applicable law, and all liability of the trustee and the paying agent shall cease. Other than as described in this paragraph, the indenture does not provide for any prescription period for the payment of interest and principal on the Notes.

REPORTS TO TRUSTEE

We will regularly furnish to the trustee copies of our annual report to shareholders, containing audited financial statements, and any other financial reports which we furnish to our shareholders.

TRUSTEE FOR THE NOTES

The trustee for the Notes is U.S. Bank National Association.

LISTING AND TRADING

The Notes are eligible for trading on the PORTAL market. Our common shares are listed on the Nasdaq National Market under the symbol "AXCA" and on the Toronto Stock Exchange Inc. under the symbol "AXP."

ENFORCEABILITY OF JUDGMENTS

Since a significant portion of all of our assets, as well as the assets of a number of our directors and officers, are outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including judgments with respect to the payment of principal on any debt securities, may not be collectible within the United States.

We have been informed by Lapointe Rosenstein, our Canadian counsel, that the laws of the Province of Quebec and the federal laws of Canada applicable therein permit the recognition and enforcement of any final and conclusive judgment IN PERSONAM of any federal or state court located in the State of New York (hereinafter referred to as a "New York Court") against us, to be brought in a court of competent jurisdiction of the Province of Quebec which judgment is subsisting and unsatisfied for a sum certain with respect to the enforceability of the indenture and the Notes that is not impeachable as void or voidable under the internal laws of the State of New York if:

- the New York Court rendering such judgment had jurisdiction over us, as recognized by the courts of the Province of Quebec or the federal court of Canada (and submission by us in the indenture to the jurisdiction of the New York Court will be sufficient for that purpose with respect to the Notes);

- such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of Quebec, the federal laws of Canada or contrary to any order made by the Attorney General of Canada under the FOREIGN EXTRATERRITORIAL MEASURES ACT (Canada) or by the Competition Tribunal under the COMPETITION ACT (Canada);

- the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors' rights including bankruptcy, reorganization, winding up, moratorium and similar laws and does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws in the Province of Quebec or any applicable federal laws in Canada; and

--------------------------------------------------------------------------------

Description of Notes
--------------------------------------------------------------------------------

- the action to enforce such judgment is commenced within the appropriate limitation period,

except that any court in the Province of Quebec or federal court of Canada may only give judgment in Canadian dollars.

We have been advised by such counsel that there is doubt as to the enforceability in Canada in original actions, or in motions to enforce judgments of U.S. courts, of civil liabilities predicated solely upon U.S. federal securities laws.

FORM, DENOMINATION AND REGISTRATION OF NOTES

The Notes were issued in registered form, without interest coupons, in denominations of $1,000 and integral multiples thereof, in the form of both global securities and certificated securities, as further provided below.

The trustee is not required:

- to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased by us, or

- to register the transfer of or exchange any Note so selected for redemption or repurchase in whole or in part, except, in the case of a partial redemption or repurchase, that portion of any of the Notes not being redeemed or purchased by us.

See "Global Securities," and "Certificated Securities" for a description of additional transfer restrictions applicable to the Notes.

No service charge will be imposed in connection with any transfer or exchange of any Note, but we may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

GLOBAL SECURITIES

The Notes were originally sold in the United States in reliance on Rule 144A or in offshore transactions in reliance on Regulation S under the U.S. Securities Act and were originally represented by permanent global Notes in definitive, fully-registered form without interest coupons. The global Notes were deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC. The Notes sold under this prospectus will be represented by a new unrestricted global Note. For purposes of this prospectus, "global Notes" refers to the global Note or global Notes representing the entire issue the Notes.

Except in the limited circumstances described below and in "Certificated Securities," holders of Notes represented by interests in a global security will not be entitled to receive Notes in certificated form. Unless and until it is exchanged in whole or in part for certificated securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

Any beneficial interest in one global security that is transferred to a person who takes delivery in the form of an interest in another global security will, upon transfer, cease to be an interest in such global security and become an interest in the other global security and, accordingly, will thereafter be subject to all transfer restrictions applicable to beneficial interests in such other global security for as long as it remains such an interest.

--------------------------------------------------------------------------------
42

Description of Notes
--------------------------------------------------------------------------------

The global securities have been entered by DTC in its book-entry settlement system. The custodian and DTC has electronically recorded the principal amount of Notes represented by global securities held within DTC. Beneficial interests in the global securities are shown on records maintained by DTC and its direct and indirect participants, including Euroclear Bank, S.A./N.V., as operator of the Euroclear System ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream"). So long as DTC or its nominee is the registered owner or holder of a global security, DTC or such nominee will be considered the sole owner or holder of the Notes represented by such global security for all purposes under the indenture and the Notes. No owner of a beneficial interest in a global security will be able to transfer such interest except in accordance with DTC's applicable procedures and the applicable procedures of its direct and indirect participants.

Payments of principal and interest under each global security will be made to DTC's nominee as the registered owner of such global security. We expect that the nominee, upon receipt of any such payment, will immediately credit DTC participants' accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC. We also expect that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of us, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global security or for maintaining or reviewing any records relating to such beneficial interests.

DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depository. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

CERTIFICATED SECURITIES

If DTC notifies us that it is unwilling or unable to continue as depositary for a global security or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days of such notice, or an event of default has occurred and the trustee has received a request from DTC, the trustee will exchange each beneficial interest in that global security for one or more certificated securities registered in the name of the owner of such beneficial interest, as identified by DTC. Such certificated securities in definitive form will bear the restrictive legend, if required, set forth in the indenture.

SAME-DAY SETTLEMENT AND PAYMENT

The indenture requires that payments in respect of the Notes represented by the global securities be made by wire transfer of immediately available funds to the accounts specified by holders of the global

--------------------------------------------------------------------------------

Description of Notes
--------------------------------------------------------------------------------

securities. With respect to Notes in certificated form, we will make all payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each holder's registered address.

The Notes represented by the global securities are designated for trading on the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes is, therefore, required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated securities will also be settled in immediately available funds.

Transfers between participants in DTC are effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will effected in the ordinary way in accordance their respective rules and operating procedures.

Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, effected in DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

The information described above concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue those procedures, and those procedures may be discontinued at any time. None of us, the Initial Purchasers or the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

REGISTRATION RIGHTS; ADDITIONAL INTEREST

We and the Initial Purchasers entered into a registration rights agreement on March 5, 2003. Pursuant to the registration rights agreement, we agreed to file with the SEC within 90 days of the date on which we issue the Notes a shelf registration statement at our expense to cover resales of registrable

--------------------------------------------------------------------------------
44

Description of Notes
--------------------------------------------------------------------------------

Securities by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement. We agreed to use our best efforts to cause the shelf registration statement to be declared effective by the SEC within 180 days of the date on which we issued the Notes. Notwithstanding the foregoing, we are permitted to prohibit offers and sales of registrable Securities pursuant to the shelf registration statement under certain circumstances and subject to certain conditions (any period during which offers and sales are prohibited being referred to as a "suspension period"). "Registrable Securities" means each Note and any underlying common shares until the earlier of (x) the date on which such Note or underlying common shares have been effectively registered under the U.S. Securities Act and disposed of, whether or not in accordance with the shelf registration statement, and (y) the date which is two years after the later of the last date of the original issuance of such Notes and the last date that we or any of our affiliates was the owner of such Notes (or any predecessor thereto) or such shorter period of time as permitted by Rule 144(k) under the U.S. Securities Act or any successor provision thereunder.

We agreed in the registration rights agreement to give notice to all holders of the filing and effectiveness of a shelf registration statement by release made to Canada NewsWire, Reuters Economic Services and Bloomberg Business News. A Securityholder who sells registrable Securities pursuant to the shelf registration statement generally will be required to deliver a prospectus to purchasers and be bound by certain provisions of the registration rights agreement that are applicable to such holder (including certain indemnification provisions). We will provide to each holder copies of such prospectus, notify each holder when a shelf registration statement has become effective and take certain other actions as are required to permit, subject to the foregoing, unrestricted resales of the registrable Securities.

Holders of the registrable Securities are required to deliver information to be used in connection with, and to be named as Securityholders in, the shelf registration statement within the periods set forth in the registration rights agreement in order to have their registrable securities included in the shelf registration statement. If a holder fails to do so, the registrable securities held by such holder will not be entitled to be registered and such holder will not be entitled to receive any of the additional interest described in the following paragraph. There can be no assurance that we will be able to maintain an effective and current registration statement as required. The absence of such a registration statement may limit the holder's ability to sell such registrable Securities or adversely affect the price at which such registrable Securities can be sold.

If:

- the shelf registration statement is not filed with the SEC within 90 days of the date on which we issue the Notes,

- the shelf registration statement has not been declared effective by the SEC within 180 days of the date on which we issue the Notes, or

- the shelf registration statement is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) or usable for the offer and sale of registrable Securities for a period of time (including any suspension period) which shall exceed 45 days in the aggregate in any 3-month period or 90 days in the aggregate in any 12-month period,

(each such event referred to in the bullets above being referred to as a "registration default"), we will pay certain additional interest to each holder of registrable Securities who has timely provided the

--------------------------------------------------------------------------------

Description of Notes
--------------------------------------------------------------------------------

required selling Securityholder information to us. The additional interest payable during any period during which a registration default shall have occurred and be continuing is:

- in the case of Notes, at a rate per year equal to 0.25% for the first 90-day period, at a rate per year equal to 0.50% thereafter of the aggregate principal amount of such Notes, or

- in the case of common shares issued upon conversion of the Notes, at a rate per year equal to 0.25% for the first 90-day period, at a rate per year equal to 0.50% thereafter of the then applicable conversion price (as defined below).

So long as a registration default continues, we will pay additional interest in cash on April 15 and October 15 of each year to the holder of record of the Notes or common shares issued upon conversion of the Notes, as the case may be, on the immediately preceding April 1 or October 1. Following the cure of all registration defaults, such additional interest will cease to accrue with respect to such registration default.

The term "applicable conversion price" means, as of any date of determination, $1,000 divided by the conversion rate then in effect as of the date of determination or, if no Notes are then outstanding, the conversion rate that would be in effect were Notes then outstanding.

With respect to references in this document to the payment of interest on any Note, such reference shall be deemed to include the payment of additional interest to the extent that, in such context, additional interest is, was or would be payable.

We will use our best efforts to cause the shelf registration statement to be effective for a period of two years after the later of (1) the last date of the original issuance of the Notes, and (2) the last date that we or any of our affiliates was the owner of the Notes (or any predecessor thereto), or such shorter period of time (x) as permitted by Rule 144(k) under the U.S. Securities Act or any successor provisions thereunder, or (y) that will terminate when each of the registrable Securities covered by the shelf registration statement ceases to be a registrable Security.

The foregoing summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the registration rights agreement. Copies of the registration rights agreement are available from us upon request.

GOVERNING LAW

The indenture and the Notes are governed by and construed in accordance with the laws of the State of New York applicable to agreements and instruments entered into and wholly-performed within the State of New York, without giving effect to such state's conflicts of laws principles. We have submitted to the non-exclusive jurisdiction of any federal or state court in the State of New York for purposes of all legal actions and proceedings instituted in connection with the indenture and the Notes. We have appointed CT Corporation Systems Inc., 111 Eighth Avenue, New York, New York 10011, as our authorized agent upon which process may be served in any such action in any federal or state court in the State of New York.

--------------------------------------------------------------------------------
46

--------------------------------------------------------------------------------

Certain Income Tax Considerations

The following discussion summarizes certain material Canadian and United States federal income tax consequences of the acquisition, ownership and disposition of Notes and common shares issued upon their conversion. This discussion is not intended to be, nor should it be construed to be, legal or tax advice to any particular prospective purchaser. This discussion does not take into account Canadian provincial or territorial tax laws, United States state or local tax laws, or tax laws of jurisdictions outside of Canada and the United States. The following is based upon the tax laws of Canada and the United States as in effect on the date of this prospectus, which are subject to change or to different interpretation with possible retroactive effect. Prospective purchasers should consult their own tax advisors with respect to their particular circumstances.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS

The following is a summary of the principal Canadian federal income tax considerations generally applicable to a U.S. Holder who acquires Notes or common shares issued upon their conversion. As used in this summary of Canadian federal income tax considerations, the term "U.S. Holder" means a holder of Securities who: (A) for the purposes of the INCOME TAX ACT (Canada) and the regulations thereunder (the "Tax Act") (i) is not, has not been and will not be or be deemed to be, resident in Canada at any time while he or she holds or held Securities (or other property for which common shares were substituted in a tax deferred transaction), (ii) deals at arm's length with us, (iii) holds the Securities as capital property, (iv) owns less than 10% of our outstanding voting shares, (v) does not use or hold and will not be deemed to use or hold the Securities in connection with carrying on a business in Canada, and (vi) in respect of whom the Securities are not "designated insurance property;" and in addition (B) for the purposes of the CANADA-UNITED STATES INCOME TAX CONVENTION, 1980, as amended (the "Convention"), is at all relevant times a resident of the United States and does not have and has not had at any time a permanent establishment or fixed base in Canada.

This summary is based upon the current provisions of the Tax Act and the regulations thereunder (the "Regulations"), all specific proposals to amend the Tax Act and Regulations announced by the Minister of Finance (Canada) prior to the date of this prospectus (the "Proposed Amendments"), and assumes all Proposed Amendments will be enacted substantially as proposed, counsel's understanding of the current published administrative policies and assessing practices of the Canada Customs and Revenue Agency ("CCRA") and the Convention. This discussion is not exhaustive of all potential Canadian tax consequences to a U.S. Holder and does not take into account or anticipate any other changes in law, whether by judicial, governmental or legislative decision or action, nor does it take into account the tax legislation or considerations of any province, territory or foreign jurisdiction.

Amounts paid or credited or deemed to be paid or credited as, on account or in lieu of payment of, or in satisfaction of, interest on the Notes or dividends on common shares beneficially owned by a U.S. Holder generally will be subject to Canadian withholding tax. Currently, under the Convention, the rate of withholding tax generally applicable to interest and dividends paid to U.S. Holders is 10% and 15%, respectively.

A holder of Notes will not be subject to Canadian withholding tax in respect of any payment of interest, principal or premium paid or credited on the Notes by us provided that, at all relevant times, the holder deals with us at arm's length within the meaning of the Tax Act. For the purposes of the Tax Act, related persons, as defined therein, are deemed not to deal with each other at arm's length and it is a question of fact whether persons not related to each other deal with each other at arm's length.

--------------------------------------------------------------------------------

Certain Income Tax Considerations
--------------------------------------------------------------------------------

Under the Tax Act, a U.S. Holder will generally not be subject to tax in respect of any capital gain, or entitled to deduct any capital loss, realized on the disposition or deemed disposition of Securities, unless at the time of such disposition such Securities constitute "taxable Canadian property" of the U.S. Holder for the purposes of the Tax Act and the U.S. Holder is not entitled to relief under the Convention. If the Securities are listed on a prescribed stock exchange (which includes the Toronto Stock Exchange Inc. and the Nasdaq National Market) at the time they are disposed of, they will generally not constitute "taxable Canadian property" of a U.S. Holder at the time of disposition unless, at any time within the 60-month period immediately preceding the disposition, the U.S. Holder, persons with whom the U.S. Holder did not deal at arm's length, or the U.S. Holder together with such persons, owned, had an interest in, or an option in respect of, 25% or more of the issued shares of any class or series of our shares. A deemed disposition of Securities will arise on the death of a U.S. Holder. If the Securities are taxable Canadian property to a U.S. Holder, under the Convention any capital gain realized on a disposition or deemed disposition of such Securities will generally not be subject to Canadian federal income tax unless the value of the Securities at the time of the disposition or deemed disposition is derived principally from "real property situated in Canada" within the meaning set out in the Convention. We believe that the value of the Securities does not derive principally from "real property situated in Canada" within the meaning set out in the Convention. U.S. Holders whose Securities are taxable Canadian property should consult with their own advisors.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS FOR CANADIAN HOLDERS

The following is a general summary of the principal Canadian federal income tax considerations generally applicable to a holder of Securities (a "Holder") who acquires Notes or common shares issued upon their conversion and who, at all relevant times, for purposes of the Tax Act, is or is deemed to be resident in Canada, deals with Axcan at arm's length and holds Securities as capital property. Certain such Canadian Holders, whose Securities might not otherwise qualify as capital property, may be entitled to obtain such qualification in certain circumstances by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Generally, Securities will be considered to be capital property to a Canadian Holder provided that the Canadian Holder does not hold the Securities in the course of carrying on a business and has not acquired the Securities as an adventure or concern in the nature of trade.

This summary is of a general nature only and is not intended to be and should not be construed as legal or tax advice to any Canadian Holder. The following discussion is not intended to deal with all tax considerations, including tax considerations that may be relevant to specific holders or classes of holders in light of their particular circumstances. Securities or common shares held by certain "financial institutions" (as defined in the Tax Act) will generally not be capital property to such Canadian Holders and will be subject to special rules contained in the Tax Act which are not discussed in this summary. Prospective Canadian Holders should consult their own tax advisors having regard to their own particular circumstances.

This summary is based upon the provisions of the Tax Act, the Regulations, and counsel's understanding of the current administrative practices and policies of, and as published in writing by, the CCRA. This summary also takes into account Proposed Amendments prior to the date of this prospectus and assumes that all Proposed Amendments will be enacted substantially as proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. Except as noted above, this summary does not take into account or anticipate any changes in law whether by legislative, regulatory, administrative or judicial action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may vary from the Canadian federal income tax considerations described herein.

--------------------------------------------------------------------------------
48

Certain Income Tax Considerations
--------------------------------------------------------------------------------

Taxation of Interest and other Amounts on the Notes

A Canadian Holder that is a corporation, partnership, unit trust or trust of which a corporation or partnership is a beneficiary will be required to include in its income for a taxation year all interest on a Security that accrues to the Canadian Holder to the end of that taxation year or that is received or becomes receivable by the Canadian Holder before the end of that taxation year, except to the extent that such amount was included in its income for a preceding taxation year.

Any other Canadian Holder, including an individual, will be required to include in income for a taxation year all interest on a Security received or receivable by such Holder in the year (depending on the method regularly followed by the Canadian Holder in computing income), to the extent that such interest was not included in income for that or any preceding year.

A Canadian Holder that is a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable for a refundable tax of 6 2/3% on investment income, which includes interest income.

Any amount paid by Axcan as a penalty or bonus because of early repayment of all or part of the principal amount of a Security will be deemed to be received by the Canadian Holder as interest on the Security and included in the Canadian Holder's income as described above, to the extent such amount can reasonably be considered to relate to, and does not exceed the value at the time of payment of, interest that would otherwise have been payable on the Security for periods ending after the payment of such amount.

Disposition of Notes

On a disposition or deemed disposition of a Security, including a redemption, payment on maturity, repurchase or purchase for cancellation, but not including a conversion of Notes into Axcan's common shares made pursuant to a Canadian Holder's right of conversion of Notes, a Canadian Holder will generally be required to include in computing income for the taxation year in which the disposition occurs the amount of interest accrued on the Security to the extent that such amount has not otherwise been included in income for the year or a preceding taxation year.

In general, a disposition or deemed disposition of a Security, including a redemption, payment on maturity, repurchase or purchase for cancellation, but not including a conversion of a Notes into common shares made pursuant to a Canadian Holder's right of conversion of a Security, will give rise to a capital gain (or capital loss) to the extent that the proceeds, net of any accrued interest or any amount deemed to be interest and any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Security to the Canadian Holder immediately before the disposition. One-half of the amount of any capital gain (a "taxable capital gain") realised by a Canadian Holder in a taxation year generally must be included in computing the Canadian Holder's income for that year, and one-half of the amount of any capital loss (an "allowable capital loss") realized by a Canadian Holder in a taxation year generally may be deducted from taxable capital gains realized by the Canadian Holder in that year. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act. A capital gain realized by an individual may give rise to a liability for alternative minimum tax.

A Canadian Holder that is a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable for a refundable tax of 6 2/3% on investment income, which includes taxable capital gains.

--------------------------------------------------------------------------------

Certain Income Tax Considerations
--------------------------------------------------------------------------------

Exercise of Conversion Privilege

A Canadian Holder that converts a Note into the common shares pursuant to the conversion right will not be considered to realize a capital gain or capital loss on such conversion. The cost to such Canadian Holder of the common shares acquired on such conversion will be equal to the Canadian Holder's adjusted cost base of the Security immediately before the conversion. The adjusted cost base to the Canadian Holder of the common shares acquired on the conversion will be determined by averaging the cost of such shares with the adjusted cost base of all other common shares of capital stock held by such Canadian Holder as capital property. Under the current administrative practice of the CCRA, a Canadian Holder who, upon conversion of a Note receives cash not in excess of Cdn.$200 in lieu of a fraction of a common share may either treat this amount as proceeds of disposition of a portion of a Security, thereby realising a capital gain or capital loss, or alternatively, may reduce the adjusted cost base of the common shares that the Holder receives on the conversion by the amount of the cash received.

Common Shares

Dividends declared and paid on common shares will be included in a Canadian Holder's income as taxable dividends received from a taxable Canadian corporation. The normal gross-up and dividend tax credit rules will generally apply to dividends received by an individual, and dividends received by a Holder that is a corporation will normally be deductible in computing its taxable income. Certain corporations may be liable to pay a refundable tax under
Part IV of the Tax Act on such dividends.

A disposition or deemed disposition of common shares will generally result in the Canadian Holder realizing a capital gain (or capital loss) to the extent that the proceeds of disposition are greater (or less) than the aggregate of the Canadian Holder's adjusted cost base of the common shares and any reasonable costs related to the disposition. The tax treatment of capital gains and capital losses is discussed above under the heading "Disposition of Notes".

In the case of a Canadian Holder that is a corporation, the amount of any capital loss otherwise determined resulting from the disposition or deemed disposition of a common share may be reduced by the amount of dividends previously received or deemed to have been received thereon in accordance with detailed rules contained in the Tax Act in this regard. Analogous rules apply where a corporation is a member of a partnership or a beneficiary of a trust that owns common shares or where such partnership or trust itself is a member of a partnership or a beneficiary of a trust that owns common shares.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following sets forth certain material United States federal income tax considerations of an investment in the Notes or common shares issuable upon their conversion generally applicable to the following persons who invest in and hold such Securities as capital assets. This discussion applies to initial holders of the Notes that purchase the Notes at their issue price as defined in
Section 1273 of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of this discussion "United States Holders" are: (i) citizens or residents (as defined for United States federal income tax purposes) of the United States, (ii) corporations or other entities created or organized in the United States or under the laws of the United States or of any potential subdivision thereof, (iii) estates, the income of which is subject to United States federal income taxation regardless of its source, (iv) any trust if (x) a United States court is able to exercise primary supervision over the administration of the trust and (y) one or more United States persons have the authority to control all substantial decisions of the trust, and (v) certain trusts in existence on August 20, 1996 which were treated as United States persons under the law in effect immediately prior to such date and which

--------------------------------------------------------------------------------
50

Certain Income Tax Considerations
--------------------------------------------------------------------------------

make a valid election to be treated as a "United States Person" under the Code. "Non-United States Holders" are beneficial owners of the Securities that are not United States Holders. For United States federal income tax purposes, income earned through a foreign or domestic partnership or other flow-through entity is attributed to its owners. Accordingly, if a partnership or other flow-through entity holds the Securities, the tax treatment of the holder will generally depend on the status of the partner or other owner and the activities of the partnership or other flow-through entity. This discussion does not purport to be a comprehensive description of all the tax considerations that may be relevant to a United States Holder's decision to acquire the Securities. In particular, this summary does not address (a) the tax treatment of special classes of United States Holders, such as banks, financial institutions, insurance companies, tax-exempt organizations or dealers in securities, or United States Holders subject to the alternative minimum tax, (b) the tax treatment of United States Holders that own (directly or indirectly by attribution) 10% or more of the total combined voting power of all classes of shares of Axcan,
(c) the tax treatment of United States Holders whose functional currency is not the US dollar or United States Holders who hold the Securities as part of a straddle, conversion transaction or other integrated investment, (d) the tax treatment of United States Holders that carry on a business in Canada through a permanent establishment, or (e) any aspect of state, local or non-United States tax laws. This discussion is based on the tax laws of the United States including the Code, judicial decisions, administrative pronouncements, and existing and proposed Treasury regulations as of the date hereof, changes to any of which after the date of this prospectus could have retroactive effect.

Prospective investors should consult their tax advisors as to the tax consequences of an investment in the Securities in light of their particular circumstances, including the effect of any non-United States, United States state or local tax laws.

Payment of Interest on the Notes

A United States Holder will be required to recognize as ordinary income any interest paid or accrued on the Notes, in accordance with the United States Holder's regular method of tax accounting. Such interest will be treated as income from outside the United States but generally will be "passive income", or in the case of certain types of United States Holders, "financial services income" for United States foreign tax credit purposes. In certain circumstances, we may be obligated to pay holders of the Notes amounts in excess of stated interest or principal. For example, as more fully described under "Description of Notes--Registration rights; Additional interest" in the event of a "registration default" we will be required to pay additional interest to holders of the Notes. Although the matter is not free from doubt, we intend to take the position that the contingency that we will pay such additional amounts is "remote" within the meaning of the applicable United States Treasury regulations and do not intend to treat the possibility of a change in the interest rate as affecting the yield to maturity of any Note. On that basis, we believe that additional amounts, if any, will be taxable to a United States Holder as ordinary interest income at the time it accrues or is received accordance with the Holder's method of tax accounting.

Sale, Exchange, or Other Disposition of Notes or Common Shares

Subject to the passive foreign investment company rules discussed below, gain or loss, if any, realized by a United States Holder on the sale, exchange (other than a conversion) or other disposition of the Securities will generally be subject to United States federal income taxation as capital gain or loss in an amount equal to the difference between the United States Holder's adjusted tax basis in the Securities and the amount realized on the disposition (other than, in the case of Notes, amounts attributable to accrued but unpaid interest, which will be taxable as such). Net capital gains (i.e. capital gain in excess of capital loss) recognized by a non-corporate United States Holder upon a disposition of the Securities

--------------------------------------------------------------------------------

Certain Income Tax Considerations
--------------------------------------------------------------------------------

that have been held for more than one year will generally be subjected to a reduced federal tax rate or in the case of the Securities that have been held for one year or less, will be subject to tax at ordinary income tax rates. Such gain or loss will generally constitute United States source gain or loss for foreign tax credit purposes. The deduction for capital losses is subject to certain limitations.

A Non-United States Holder generally will not be subject to United States federal income tax or withholding tax in respect of gain recognized on a sale, exchange or other disposition of the Securities unless such gain is effectively connected with a trade or business of the Non-United States Holder in the United States (and is attributable to a permanent establishment maintained in the United States by such Non-United States Holder, if an applicable income tax treaty so requires as a condition for such Non-United States Holder to be subject to United States taxation on a net income basis in respect of gain from the sale or other disposition of the Securities), or in the case of an individual Non-United States Holder, such Non-United States Holder is present in the United States for 183 or more days in the taxable year in which such disposition of Securities takes place and such Non-United States Holder either
(i) has a tax home (as defined in the Code) in the United States, or (ii) such gain is attributable to an office or other fixed place of business in the United States. "Effectively connected" gains recognized by a corporate Non-United States Holder may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if an income tax treaty applies.

Conversion of the Notes

A United States Holder generally should not recognize income, gain or loss upon conversion of the Notes solely into our common shares, except with respect to cash received in lieu of fractional shares. The United States Holder's tax basis in the common shares received on conversion should be the same as the holder's adjusted tax basis in the Notes exchanged therefore at the time of conversion (reduced by any basis allocable to a fractional share), and the holding period for the common shares received on conversion should include the holding period of the Notes that were converted. Cash received in lieu of a fractional share of common shares upon conversion of the Notes into common shares will generally be treated as a payment in exchange for the fractional share of common shares. Accordingly, the receipt of cash in lieu of a fractional share of common shares generally will result in capital gain or loss measured by the difference between the cash received for the fractional share and the holder's adjusted tax basis in the fractional share. The gain will be long-term capital gain if the United States Holder's holding period in the common shares (determined as described above) is more than one year at the time of conversion.

Adjustment of Conversion Price

The conversion price of the Notes is subject to adjustment under certain circumstances, see "Description of Notes--Conversion rights." Certain adjustments to (or the failure to make such adjustments to) the conversion price of the Notes that increase the proportionate interest to a United States Holder in our assets or earnings and profits may result in a taxable constructive distribution to the holders of the Notes, whether or not the holders ever convert the Notes. This could occur, for example, if the conversion rate is adjusted to compensate holders of Notes for certain distributions of cash or property to our shareholders. Such constructive distribution will be treated as a dividend, resulting in ordinary income, to the extent of our current or accumulated earnings and profits, as determined for United States federal income tax purposes. As a result, United States Holder of Notes could have taxable income as a result of an event pursuant to which they receive no cash or property. Generally, a United States Holder's tax basis in a Note will be increased to the extent any such constructive distribution is treated as a dividend. Moreover, if there is an adjustment (or a failure to make an adjustment) to the conversion price of the Notes that increases the proportionate interest

--------------------------------------------------------------------------------
52

Certain Income Tax Considerations
--------------------------------------------------------------------------------

of the holders of outstanding common shares in our assets or earnings and profits, then such increase in the proportionate interest of the holders of the common shares generally will be treated as a constructive distribution to such holders, taxable as described above. In general, anti-dilution adjustments are not treated as resulting in constructive distributions.

Distributions on Common Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of any distribution by us (including any Canadian taxes withheld therefrom) with respect to common shares generally will be included in the gross income of a United States Holder as dividend income to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital to the extent of the United States Holder's adjusted tax basis in the common shares and to the extent that such distribution exceeds the United States Holder's adjusted tax basis in the common shares, will be taxed as a capital gain. Such dividends will not be eligible for the dividends received deduction generally allowed to corporations under the Code. If a United States Holder receives a dividend in Canadian dollars, the amount of the dividend for United States federal income tax purposes will be the US dollar value of the dividend (calculated by reference to the exchange rate in effect on the day a United States Holder of common shares receives the dividend) whether or not the payment is converted into US dollars at that time. In such case, the United States Holder may recognize United States source ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into US dollars. Dividends will be treated as income from outside the United States, but generally will be "passive income", or in the case of certain types of United States Holders "financial services income" for United States foreign tax credit purposes.

A Non-United States Holder generally will not be subject to United States federal income or withholding tax on dividends received on common shares, unless such income is effectively connected with the conduct of a trade or business of such Non-United States Holder in the United States (and is attributable to a permanent establishment maintained in the United States by such Non-United States Holder, if an applicable income tax treaty so requires as a condition for such Non-United States Holder to be subject to United States taxation on a net income basis in respect of income from common shares). "Effectively connected" dividends received by a corporate Non-United States Holder may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if an income tax treaty applies.

Credit for Foreign Taxes Withheld

Subject to the limitations set forth in Sections 901 and 904 of the Code (including certain holding period requirements), the foreign tax withheld or paid, if any, with respect to interest on the Notes or dividends on the common shares generally will be eligible for credit against a United States Holder's federal income tax liability. Alternatively, a United States Holder may claim a deduction for such amount of withheld foreign taxes, but only for a year for which such United States Holder elects to do so with respect to all foreign income taxes. The overall limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. United States Holders should consult their own tax advisors with respect to the availability of a foreign tax credit or deduction for Canadian taxes withheld.

--------------------------------------------------------------------------------

Certain Income Tax Considerations
--------------------------------------------------------------------------------

Passive Foreign Investment Company Discussion

In general, a foreign corporation is a passive foreign investment company (a "PFIC") for any taxable year in which (i) 75% or more of its gross income, including the pro-rata share of the gross income of any company in which the foreign corporation is considered to own 25% or more of the stock by value, consists of passive income, such as dividends, interest, rents and royalties, or
(ii) 50% or more of the average quarterly value of its assets, including the PRO-RATA share of the assets of any company in which the foreign corporation is considered to own 25% or more of the stock by value, consists of assets that produce, or are held for the production of, passive income. We believe that we will not satisfy either of the PFIC tests in the current or subsequent taxable years. However, because the PFIC determination is made annually on the basis of our income and assets, including goodwill and because the principles and methodology for applying the PFIC tests are not entirely clear, there can be no assurance that we will not be a PFIC in the current or subsequent taxable years.

If we were a PFIC in any taxable year and a United States Holder held the Securities, such United States Holder generally would be subject to additional taxes and interest charges on certain distributions and on any gain recognized on the disposition of the Securities. This tax is assessed at the highest rate applicable for corporate or individual taxpayers for the relevant periods. These additional taxes and interest charges would not apply to a United States Holder of common shares if either (i) the United States Holder elected, to be taxed currently on a PRO RATA portion of our income, whether or not such income was distributed in the form of dividends or otherwise, and we made available certain information, or (ii) if such United States Holder elected to include in income each year an amount equal to the excess, if any, of the fair market value of the common shares as of the close of the tax year over the United States Holder's adjusted basis in the common shares. However, a United States Holder's election to be taxed currently on a PRO RATA portion of our income generally would have to be made for the first taxable year in which we were a PFIC. A United States Holder of Notes would not be eligible to make such an election while the United States Holder held Notes and therefore would be unable to make a timely election. It is unclear whether a United States Holder of Notes would be able to make election (ii) above. United States Holders of Notes should consult their own tax advisors regarding the United States federal income tax consequences that would arise if we were treated as a PFIC while a United States Holder held Notes.

Information Reporting and Backup Withholding

In general, payments of interest in respect of the Notes and dividends in respect of the common shares and the proceeds received on the sale, exchange or other disposition of Notes or common shares may bee subject to information reporting and backup withholding. Backup withholding will not apply, however, if a United States Holder (i) is a corporation or comes within certain other exempt categories and, when required demonstrates such fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the back-up withholding rules. Persons required to establish their exempt status generally must provide certification on IRS form W-9 or W-8 BEN. The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against the United States Holder's United States federal income tax liability.

--------------------------------------------------------------------------------
54

--------------------------------------------------------------------------------

Description of Share Capital

Our authorized share capital consists of an unlimited number of common shares and an unlimited number of preferred shares, issuable in series, of which 14,175,000 Series A preferred shares and 12 million Series B preferred shares have been created and authorized for issuance. On July 31, 2003, 44,991,595 common shares and no Series A or Series B preferred shares were issued and outstanding.

COMMON SHARES

Each common share carries one vote at all meetings of shareholders and, subject to the prior rights attached to the preferred shares, participates ratably in any dividends declared by the directors on the common shares and is entitled, on our liquidation, dissolution, winding-up or other distribution of our assets for the purpose of winding-up our affairs, to a PRO RATA share of our assets after payment of all of our liabilities and obligations.

PREFERRED SHARES AS A CLASS

The preferred shares may be issued from time to time in one or more series, with the terms of each series, including the number of shares, the designation of rights, preferences, privileges, priorities, restrictions, conditions and limitations, to be determined at the time of creation of each such series by our board of directors without any requirement to obtain further shareholder approval. With respect to dividends and return of capital in the event of liquidation, dissolution, winding-up or other distribution of our assets for the purpose of winding-up our affairs, the preferred shares, as a class, rank ahead of the common shares and equally as among themselves.

The Series A and Series B preferred shares were created in connection with our acquisition of PHOTOFRIN in June 2000.

Series A Preferred Shares

The Series A preferred shares were created in order to pay for part of the cost of acquiring PHOTOFRIN in June 2000. We redeemed all of the Series A preferred shares for cash in June 2001 and this series of preferred shares cannot be reissued.

Series B Preferred Shares

In addition to the rights, preferences, privileges, priorities, restrictions, conditions and limitations applicable to preferred shares as a class, the Series B preferred shares are non-transferable, subject to certain exceptions, and must be redeemed by us on the fifth anniversary of their issuance for an amount equal to their redemption value of Cdn $1.00 per share, payable at our option either in cash or by the issuance of that number of common shares as is obtained by dividing their redemption value by the average reported closing price of the common shares on any stock exchange or similar quotation system on which the common shares are listed during the five trading days prior to the date of redemption (or, if the common shares are not listed, as determined by our board of directors, in good faith). Holders of Series B preferred shares can convert those Series B preferred shares at any time, prior to their redemption, in whole or in part, into common shares, on the basis of one common share for each 15 Series B preferred shares so converted. If the Series B preferred shares or common shares are subdivided, redivided or changed into a greater or consolidated into a lesser number of shares or reclassified into different series or category of shares, or in the event of our merger, consolidation or amalgamation with any other company by any means, the basis of conversion shall be adjusted. In the event of our liquidation, dissolution or winding-up, whether voluntary or forced, holders of Series B preferred shares shall be entitled, in priority to holders of common shares and

--------------------------------------------------------------------------------

Description of Share Capital
--------------------------------------------------------------------------------

equally with holders of any other series of preferred shares, to receive the stated redemption value of such shares.

Holders of Series B preferred shares are not entitled to a dividend, shall not otherwise participate in our profits or surplus and shall not be entitled to receive notice of, attend or vote at meetings of shareholders held for the purpose of electing directors or for any other purpose (except as required under applicable corporate law). We may not create or issue shares ranking senior to or equal to the Series B preferred shares (except for Series A preferred shares) or amalgamate or merge, or enter into a corporate arrangement or sell all or substantially all of our assets or liquidate or be dissolved or pay dividends on common shares (other than stock dividends payable in common shares) without the approval of two-thirds of the outstanding Series B preferred shares.

We have granted holders of the Series B preferred shares demand and piggy-back registration rights with respect to the common shares issued upon conversion of the Series B preferred shares.

SHAREHOLDER RIGHTS PLAN

As of January 12, 2001, we adopted a shareholder protection rights plan. The rights plan has been designed to protect our shareholders from unfair or coercive takeover strategies, including the acquisition of control of us by a bidder in a transaction or series of transactions that does not treat all shareholders equally or fairly nor afford all shareholders an equal opportunity to share in the premium paid upon an acquisition of control. The rights plan is not intended to prevent a takeover or deter fair offers for our securities. Rather, it is designed to encourage anyone seeking to acquire control of us to make an offer that represents fair value to all holders of our common shares. Moreover, the rights plan does not inhibit the use of the proxy solicitation rules to promote a change in our management or direction.

Under the rights plan, we are authorized to issue one share purchase right in respect of each outstanding common share to holders of record as of January 12, 2001 (the "Record Time") and one right for each common share issued after the Record Time and prior to the Separation Time (as defined below). The rights plan provides that, until the Separation Time, the rights will be transferred with and only with the associated common shares and will be represented by the outstanding common share certificates. Until the Separation Time (or earlier redemption or expiration of the rights), new common share certificates issued after the Record Time upon the transfer of existing common shares or the issuance of additional common shares will contain a notation incorporating the rights plan agreement by reference. Until the Separation Time (or earlier redemption or expiration of the rights), the surrender or transfer of any certificates representing common shares outstanding as of the Record Time will also constitute the transfer of the rights associated with such common shares. Promptly following the Separation Time, separate certificates evidencing the rights (the "Rights Certificates") will be mailed to holders of record of common shares as of the Separation Time and the separate Rights Certificates will evidence the Rights.

The rights will separate and trade separately from the common shares after the Separation Time. The "Separation Time" is the close of business on the eighth trading day following the earlier of the date an announcement is made that a person (or group of persons) has acquired 20% or more of our common shares or the date of an announcement of the intent to make a takeover bid.

The rights plan uses the "permitted bid" concept. A permitted bid is a takeover bid made in compliance with, and that is not exempt from, the applicable provisions of the CANADA BUSINESS CORPORATIONS ACT and of the SECURITIES ACT (Quebec) and the respective regulations made thereunder and in compliance with all other applicable laws (including the securities laws of all other relevant jurisdictions), is made to all shareholders and is subject to approval by our board of directors and

--------------------------------------------------------------------------------
56

Description of Share Capital
--------------------------------------------------------------------------------

independent shareholders at a duly convened meeting thereof. The bid must remain open until the earlier of 60 days after the date the bid is made or five business days following the conclusion of a special meeting of shareholders.

In the event that an acquiring person does not comply with the rights plan, then each Right (except for Rights beneficially owned by the acquiring person, any of his affiliates or associates or any person acting jointly or in concert with such persons or certain transferees of an acquiring person, which Rights shall be void pursuant to the terms of the rights plan) shall, as of the Separation Time, entitle a holder to purchase, upon the exercise thereof at the then current exercise price (as set out in the rights plan), that number of common shares having an aggregate market value equal to twice the exercise price. For example, if at the time of such announcement the exercise price is Cdn$100 and the common shares have a market value of Cdn$50 each, the holder of each Right would be entitled to purchase four common shares, being the number of common shares that have in the aggregate a market value of Cdn$200, for a price of Cdn$100, that is, at a 50% discount. This mechanism also applies to transactions involving the sale or exchange of assets or shares and having the same intended effect.

The rights plan will be submitted to shareholders for review at the first annual meeting of our shareholders held after January 12, 2006. If it is not then ratified by the shareholders, we will be deemed to have redeemed the Rights.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the CANADA BUSINESS CORPORATIONS ACT we may indemnify our present or former directors or officers or a person who acts or acted at our request as a director or officer, or a person acting in a similar capacity of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding to which he is made a part by reason of his association with us or other entity if he acted honestly and in good faith with a view to our best interests, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A person referenced above is entitled to indemnification from us as a matter of right if he was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual should have done and fulfilled the conditions set forth above.

Our by-laws provide that we shall indemnify a director or officer, a former director or officer, or a person who acts or acted at our request as a director or officer of another corporation of which we are or were a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative actions or proceeding to which he is made a party by reason of being or having been a director or officer of such body if he acted honestly and in good faith with a view of our best interests and, in the case of a criminal action or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

We maintain directors' and officers' civil liability insurance with an aggregate policy limit of $25.0 million per policy per year. Under this insurance coverage, we would be reimbursed for indemnity payments made on behalf of our directors and officers subject to a deductible of $250,000

--------------------------------------------------------------------------------

Description of Share Capital
--------------------------------------------------------------------------------

per claim in Canada and $350,000 per claim outside Canada. Individual directors and officers would also be reimbursed for losses arising during the performance of their duties for which they are not indemnified by us.

Insofar as indemnification for liabilities under the U.S. Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy in the United States as expressed in the U.S. Securities Act and is therefore unenforceable in the United States.

Transfer Agent and Registrar

The Canadian transfer agent and registrar of our common shares is Computershare Trust Company of Canada at its principal office in Canada, including Montreal, Quebec. The United States transfer agent and registrar for our common shares is Computershare Trust Company, Inc. at its principal office in Denver, Colorado.

--------------------------------------------------------------------------------
58

--------------------------------------------------------------------------------

Plan of Distribution

The Notes were issued on March 5, 2003 and offered and sold in the United States to qualified institutional buyers in reliance on Rule 144A under the U.S. Securities Act and outside the United States in reliance on Regulation S under the U.S. Securities Act.

Securityholders are entitled to the benefits of a registration rights agreement described under "Description of Notes--Registration Rights; Additional Interest", pursuant to which Axcan has filed this prospectus as a base shelf prospectus with the Quebec Securities Commission under the Canadian Securities Administrators National Instrument NI 44-102 shelf prospectus system and a registration statement including this prospectus with the SEC under the U.S. Securities Act.

All shelf information omitted from this base shelf prospectus will be contained in a shelf prospectus supplement that will be delivered to purchasers together with this base shelf prospectus. Each shelf Prospectus Supplement will be incorporated by reference into this base shelf prospectus as of the date of the shelf prospectus supplement and only for the purposes of the distribution to which the shelf prospectus supplement pertains. The only information that will be contained in any shelf supplement to this base shelf prospectus is the information required by applicable securities legislation and a current list of the Securityholders who have delivered a completed selling securityholder's questionnaire to Axcan (each, an "Electing Holder") and the aggregate principal amount of the Notes held by each such Electing Holder. An initial list of Electing Holders is set forth in Schedule A hereto, which is incorporated and forms a part of this prospectus and which may be updated by way of a Prospectus Supplement as described above.

An Electing Holder may sell at any time, or from time to time, pursuant to this prospectus, the aggregate principal amount of the Notes held by such Electing Holder as set forth in Schedule A to this prospectus and in a Prospectus Supplement, as the case may be, and the aggregate principal amount payable of the Notes held by such Electing Holders shall thereafter be reduced to the extent of such sales. The Notes held by the Electing Holders were either acquired by them upon the issuance of the Notes on March 5, 2003 at a price of $1,000 per Note, or in subsequent transactions thereafter at varying prices.

Axcan is registering the Securities covered by this prospectus under the U.S. Securities Act and is obtaining a receipt therefor from the Quebec Securities Commission to permit any Electing Holders to conduct public secondary trading of these Securities from time to time after the date of this prospectus in accordance with applicable Canadian securities regulations and the federal securities laws of the United States. Axcan has agreed, among other things, to bear all fees and expenses, other than underwriting compensation, in connection with the registration and sale of the Securities covered by this prospectus. Additionally, Axcan has agreed to indemnify the Securityholders against certain liabilities, including liabilities under the U.S. Securities Act, and each Electing Holder has agreed to indemnify Axcan, other holders and any persons who control Axcan, as defined in the federal securities laws of the United States, against any liability with respect to any information furnished by such holder in writing to Axcan expressly for use in the shelf registration statement.

Axcan will not receive any of the proceeds from the sale of the Securities by Electing Holders. Electing Holders may sell all or any portion of the Securities beneficially owned by them and offered hereby from time to time:

- directly; or

--------------------------------------------------------------------------------

Plan of Distribution
--------------------------------------------------------------------------------

- through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or concessions from Electing Holders or from the purchasers of the Securities for whom they may act as agent.

The Securities may be sold from time to time in one or more transactions at:

- fixed prices, which may be changed;

- varying prices determined at the time of sale; or

- negotiated prices.

The prices will be determined by Electing Holders or by agreement between Electing Holders and underwriters or dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to Electing Holders from the sale of the Securities offered by them will be the purchase price of the Securities less discount and commissions, if any.

The sales described in the preceding paragraph may be effected in transactions:

- on any U.S. or Canadian national securities exchange or quotation service on which the Securities may be listed or quoted at the time of the sale, including the Nasdaq and the TSX in the case of the underlying common shares;

- in the over-the-counter market;

- in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

- through the writing of options.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade.

Once any Security is sold by an Electing Holder pursuant to this prospectus and a related Prospectus Supplement, such Security becomes freely tradable without restriction in the United States and Canada and is not thereafter covered by this prospectus even if subsequently reacquired by an Electing Holder.

Axcan's outstanding common shares are listed on the Nasdaq and the TSX, each of which has approved the listing of the underlying common shares. Axcan does not intend to list the Notes for trading on any securities exchange in the United Stated or Canada. Accordingly, no assurance can be given as to the development of an active trading market for the Notes. See "Risk Factors--Absence of a public market for the Notes could cause purchasers of the Notes to be unable to resell them for an extended period of time".

In order to comply with the securities laws of certain U.S. states and Canadian jurisdictions, if applicable, the Notes and underlying common may be sold in such jurisdictions only through registered or licensed brokers or dealers.

The Securityholders and any underwriters, dealers or agents that participate in the distribution of the Securities offered under this prospectus may be deemed to be "underwriters" within the meaning of the U.S. Securities Act, and any discounts, commissions or concessions received by them might be deemed to be underwriting compensation under the U.S. Securities Act.

--------------------------------------------------------------------------------
60

Plan of Distribution
--------------------------------------------------------------------------------

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the U.S. Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. There is no assurance that any selling Securityholder will sell any or all of the Notes or underlying common shares described in this prospectus, and any selling Securityholder may transfer, devise or gift such Securities by other means not described in this prospectus.

In connection with any offering of Securities, the underwriters, if any, may offer, allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Legal Matters

Certain legal matters in connection with this offering will be passed upon for us by Lapointe Rosenstein, a general partnership, Montreal, Quebec, and Leger Robic Richard and Robic, a general partnership, Montreal, Quebec, our Canadian counsel, and Paul, Hastings, Janofsky & Walker LLP, Atlanta, Georgia, our United States counsel.

Independent Auditors

Our annual audited consolidated financial statements in U.S. GAAP and Canadian GAAP included and incorporated by reference in this prospectus have been audited by Raymond Chabot Grant Thornton, general partnership, independent auditors, as indicated in their report with respect thereto and have been included in reliance upon such firm as experts in accounting and auditing.

Purchasers' Statutory Rights

The SECURITIES ACT (Quebec) provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment, as well as remedies for rescission, price revision or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the SECURITIES ACT (Quebec). The purchaser should refer to any applicable provisions of the SECURITIES ACT (Quebec) for the particulars of these rights or consult with a legal advisor.

--------------------------------------------------------------------------------
62

--------------------------------------------------------------------------------

Incorporation by Reference

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar regulatory authorities in Canada and with the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Director, Investor Relations of Axcan at 597 Laurier Blvd., Mont-Saint-Hilaire, Quebec J3H 6C4 (Telephone
(450) 467-5138) or by accessing the disclosure documents available through the Internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com, which is the Canadian equivalent of the SEC's Electronic Document Gathering and Retrieval System (EDGAR). For the purpose of the Province of Quebec, this simplified prospectus contains information to be completed by consulting the permanent information record. A copy of the permanent information record may be obtained from the Corporate Secretary of Axcan Pharma Inc. at the above-mentioned address and telephone number.

The following documents, filed with the securities regulatory authorities in each of the provinces of Canada and with the SEC, are specifically incorporated by reference and form an integral part of this prospectus:

    (a) our unaudited comparative consolidated financial statements in Canadian GAAP for the three-month period ended December 31, 2002;

    (b) our unaudited comparative consolidated financial statements in U.S. GAAP for the three-month period ended December 31, 2002;

    (c) our unaudited comparative consolidated financial statements in Canadian GAAP for the three and six-month periods ended March 31, 2003;

    (d) our unaudited comparative consolidated financial statements in U.S. GAAP for the three and six-month periods ended March 31, 2003;

    (e) our audited comparative consolidated financial statements in Canadian GAAP for the year ended September 30, 2002, as well as the auditor's report thereon contained in our annual report for the year ended September 30, 2002;

    (f) our audited comparative consolidated financial statements in U.S. GAAP for the year ended September 30, 2002, as well as the auditor's report thereon;

    (g) management's discussion and analysis of operating results and financial position for the year ended September 30, 2002 contained in our annual report for the year ended September 30, 2002;

    (h) our annual information form dated February 13, 2003 for the year ended September 30, 2002;

    (i) the management proxy solicitation circular dated January 24, 2003 for the annual meeting of the shareholders held on February 20, 2003, with the exception of the headings "Statement of Executive Compensation--Composition of the Compensation Committee," "Compensation Committee Report," "Corporate Governance" and "Stock Participation Plan--Performance Graph;" and

--------------------------------------------------------------------------------

Incorporation by Reference
--------------------------------------------------------------------------------

    (j) the material change reports and press releases dated November 15, 2002 (we announced fourth quarter and fiscal 2002 results); December 4, 2002 (we announced that we acquired PANZYTRAT); January 20, 2003 (we announced that we acquired DELURSAN); February 25, 2003 (we announced the Notes offering); March 6, 2003 (we announced the closing of the Notes offering and we announced we waived the right to draw down on our equity facility); April 10, 2003 (we announced that we commenced an all-cash offer for Salix Pharmaceuticals at $8.75 per share); May 15, 2003 (we announced results for the second quarter of 2003); and May 22, 2003 (we announced that we increased our all-cash offer for Salix Pharmaceuticals to $10.50 per share).

Any document of the type referred to above and any material change report filed by us with the securities regulatory authorities in Canada after the date of this prospectus and prior to the end of the offering will be deemed to be incorporated by reference in this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded, for the purposes of this prospectus, to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it is made. Any statement so modified or superseded shall not be deemed in its unmodified or superseded form to constitute part of this prospectus.

A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this prospectus and shall be deemed to be incorporated by reference into this prospectus as of the date of such Prospectus Supplement solely for the purposes of the offering of the Securities covered by that Prospectus Supplement.

--------------------------------------------------------------------------------
64

--------------------------------------------------------------------------------

Additional Information

We are subject to certain of the information requirements of the Exchange Act, and in accordance therewith we file reports and other information with the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, we may prepare these reports and other information in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. You may read and copy any document we file with the SEC at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. You may also obtain copies of the same documents from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a website (www.sec.gov) that makes available reports and other information regarding issuers that file electronically with it.

In addition, the indenture provides that we, if not required to file such information pursuant to the Exchange Act, must provide the trustee and holders of Notes with audited year-end financial statements and substantially in the form prescribed by applicable Canadian regulatory authorities (whether or not we are a public reporting company at the time) and unaudited interim financial statements and substantially in the form prescribed by applicable Canadian regulatory authorities (whether or not we are a public reporting company at the time).

The information in this prospectus may not contain all of the information that may be important to you. You should read the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Certificate of Axcan

August 4, 2003

This short form prospectus, together with the documents and information incorporated herein by reference will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of the Province of Quebec. This simplified prospectus, as supplemented by the permanent information record will, as of the date of the supplemented prospectus, contain no misrepresentation that is likely to affect the value or the market price of the securities to be distributed.

            (signed) LEON GOSSELIN                          (signed) JEAN VEZINA
           Chief Executive Officer                        Chief Financial Officer

                             On behalf of the board of directors

         (signed) FRANCOIS PAINCHAUD                     (signed) LOUIS P. LACASSE
                   Director                                       Director

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Schedule A

                                                               Number of         Amount of
Selling Securityholder               Registered Holder         notes held       notes held
-----------------------------------------------------------------------------------------------
Akela Capital Master          Akela Capital Master               6,000       USD 6,000,000.00
  Fund, Ltd                     Fund, Ltd.

Allstate Insurance Company    Cede & Co.                         1,000       USD 1,000,000.00

Bank of New York              Bank of New York                      30             USD 30,000

BNP Paribas Equity            Morgan, Stanley, Dean,             3,747       USD 3,747,000.00
  Strategies SNC                Witter, & Co.

Boilemakers Blacksmith        Kane & Co.                           210         USD 210,000.00
  Pension Trust

Calamos convertible Growth    Bank of New York & Firstar         4,730       USD 4,730,000.00
  and Income Fund--Calamos
  Investment Trust

Chrysler Corporation Master   Cede & Co.                         2,560       USD 2,560,000.00
  Retirement Trust

Convertible Securities Fund   Convertible Securities Fund           30          USD 30,000.00
  (Custodian DTC #955 Bank      (Custodian DTC #955 Bank of
  of America)                   America)

CooperNeff Convertible        Morgan, Stanley, Dean              2,563       USD 2,563,000.00
  Strategies (Cayman) Master    Witter & Co.
  Fund, L.P.

Daimler Chrysler Corp.        Daimler Chrysler Corp. Emo.#1      2,510       USD 2,510,000.00
  Emo.#1 Pension Plan DTD       Pension Plan DTD 4/1/89
  4/1/89

Delta Air Lines Master Trust  Cede & Co.                         1,135       USD 1,135,000.00

Delta Pilots Disability &     Cede & Co.                           545         USD 545,000.00
  Survivorship Trust

F.R. Convt. Sec. Fn.          Barnet & Co.                          25          USD 25,000.00

Franklin and Marshall         Franklin and Marshall College        160            USD 160,000
  College

Great Plains Trust Company    Great Plains Trust Company            50             USD 50,000

KBC Financial Product         KBC Financial Product [Cayman      4,000       USD 4,000,000.00
  [Cayman Islands] Limited      Islands] Limited

KBC Financial Products        KBC Financial Products             3,580       USD 3,580,000.00
  USA Inc.                      USA Inc.

Microsoft Corporation         Cede & Co.                         1,555       USD 1,555,000.00

Morgan Stanley Dean Witter    Bank of New York "Custodian"       2,000       USD 2,000,000.00

Motion Picture Industry       Cede & Co.                           195         USD 195,000.00
  Health Plan--Active Member
  Fund

--------------------------------------------------------------------------------

Schedule A
--------------------------------------------------------------------------------

                                                               Number of         Amount of
Selling Securityholder               Registered Holder         notes held       notes held
-----------------------------------------------------------------------------------------------
Motion Picture Industry       Cede & Co.                           125         USD 125,000.00
  Health Plan--Retiree
  Member Fund

Munson 2 Healthcare Board     Bank One                              85          USD 85,000.00
  Designated Operating Fund

Munson Medical Center         Bank One                             110         USD 110,000.00
  Retirement Plan

Nations Convertible           Nations Convertible Securities     2,970       USD 2,970,000.00
  Securities Fund (Custodian    Fund (Custodian DTC #901 Bank
  DTC #901 Bank of              of New York)
  New York)

Oakwood Assurance Company     Comerica Bank                         45          USD 45,000.00

Oakwood Healthcare Inc.--     Comerica Bank                         75          USD 75,000.00
  Funded Depreciation

Oakwood Healthcare Inc.--     Comerica Bank                         10          USD 10,000.00
  OHP

Oakwood Healthcare Inc.       Comerica Bank                        135         USD 135,000.00
  (Pension)

Oakwood Healthcare Inc.       Comerica Bank                          5           USD 5,000.00
  Endowment

OCM Convertible Trust         Cede & Co.                         2,825       USD 2,825,000.00

Partner Reinsurance           Cede & Co.                           200         USD 200,000.00
  Company Ltd.

PFPC-AFBA (PFPC Trust         PFPC-AFBA (PFPC Trust Company)       350         USD 350,000.00
  Company)

Prudential Insurance Co. of   Ifpco & Co.                           15          USD 15,000.00
  America

Qwest Occupational Health     Cede & Co.                           305         USD 305,000.00
  Trust

RAM Trading, Ltd.             Morgan Stanley & Co. NY            4,000       USD 4,000,000.00

Salomon Brothers Asset        State Street                       3,000       USD 3,000,000.00
  Management Inc.

Salomon Brothers Asset        State Street                         950         USD 950,000.00
  Management Inc.

Salomon Brothers Asset        Bank of New York                     100         USD 100,000.00
  Management Inc.

State Employees' Retirement   Cede & Co.                         1,005       USD 1,005,000.00
  Fund of the State of
  Delaware

State of Oregon / Equity      Westcoast & Co.                      750         USD 750,000.00

--------------------------------------------------------------------------------

Schedule A
--------------------------------------------------------------------------------

                                                               Number of         Amount of
Selling Securityholder               Registered Holder         notes held       notes held
-----------------------------------------------------------------------------------------------
State Street Bank Custodian   State Street Bank Custodian for    1,330       USD 1,330,000.00
  for GE Pension Trust          GE Pension Trust

Sturgeon Limited              Sturgeon Limited                     490         USD 490,000.00

Sunrise Partners Limited      Cede & Co.                           600         USD 600,000.00
  Partnership

TCW Group Inc.                Cede & Co.                         8,435       USD 8,435,000.00

UBS Securities LLC            Cede & Co.                         6,163       USD 6,163,000.00

United Missouri Bank          United Missouri Bank                 175         USD 175,000.00

US Bank                       US Bank                            1,895       USD 1,895,000.00

Vanguard Convertible          Cede & Co.                         7,400       USD 7,400,000.00
  Securities Fund, Inc.

                              TOTAL:                                        USD 80,173,000.00

--------------------------------------------------------------------------------

                                                              AXCAN
                                                              PHARMA INC.
                                                              597, boul.
                                                              Laurier
                                                              Mont-Saint-Hilaire
                                                              (Quebec)
[LOGO]                                                        Canada J3H 6C4
                                                              Tel.:
                                                              (450) 467-5138
                                                              1 800 565-3255
                                                              Fax:
                                                              (450) 464-9979
                                                              www.axcan.com

SOURCE:                                                        AXCAN PHARMA INC.

TSX SYMBOL (Toronto Stock Exchange):                                         AXP

NASDAQ SYMBOL (NASDAQ National Market):                                     AXCA

DATE:                                                               May 13, 2003
Press Release for immediate distribution

                AXCAN REPORTS RESULTS FOR SECOND QUARTER OF 2003
     REVENUE UP 50% TO $45.6 MILLION AND NET INCOME UP 88% TO $8.9 MILLION

MONT-SAINT-HILAIRE, QUEBEC--Axcan Pharma Inc. ("Axcan" or the "Company") announced today operating results for the second quarter of fiscal 2003 ended March 31, 2003. The Company reported revenue growth of 50% to $45.6 million and net income of $8.9 million, or $0.19 per share (fully diluted), representing 88% growth in net income and 58% growth in income per share, as compared to the second quarter of fiscal 2002 (all amounts stated in U.S. dollars).

"We are pleased to announce our second quarter financial results with another period of strong and consistent performance," said Leon F. Gosselin, President and Chief Executive Officer of Axcan. "During this quarter, Axcan announced several important milestones for the Company, including a financing and in-licensing of new gastroenterology products, that should further its leadership position in the growing gastroenterology market," he concluded.

HIGHLIGHTS OF THE QUARTER

Financing

On March 5, 2003, Axcan completed a $125-million offering of 4 1/4% convertible subordinated notes due 2008. Proceeds will be used for general corporate purposes, including potential acquisitions of products and companies.

Research and Development

A brief update on Axcan's research and development portfolio follows:

Approvals

HELICIDE, a patented single capsule triple therapy, for the eradication of Helicobacter pylori was approved by the Therapeutic Products Directorate of Health Canada. Helicobacter pylori is a bacterium now recognized as being the main cause of gastric and duodenal ulcers. The commercial launch plans of HELICIDE for the Canadian market will be announced at a later date.

PHOTOFRIN was approved by the Therapeutic Products Directorate of Health Canada for the ablation of High Grade Dysplasia associated with Barrett's Esophagus, a condition for which no treatment existed. PHOTOFRIN will be launched in Canada by the end of the third quarter of fiscal 2003.

PENDING APPROVALS

PHOTOFRIN (PHOTOBARR in Europe) has been filed in the United States and Europe for the ablation of High-grade Dysplasia associated with Barrett's Esophagus. Orphan drug designation has been granted in the United States and Europe. Approval is still expected by the end of fiscal 2003 in the United States and Europe.

Also, Axcan is conducting an additional 5-year follow-up study involving most of the 75 patients treated with PHOTOFRIN-PDT in the pivotal clinical trial to evaluate the long-term treatment modality on High-grade Dysplasia of Barrett's Esophagus. Final results of this long-term evaluation are expected in fiscal 2006.

HELICIDE has been filed in the United States for the eradication of HELICOBACTER PYLORI bacterium. Approval is still expected in the latter part of fiscal 2003. The Company expects to file for approval in Europe at the beginning of fiscal 2004.

PHASE III/IV

CANASA 500 mg suppositories pediatric study. As agreed with the U.S. Food and Drug Administration at the time CANASA was approved in the United States, Axcan is conducting a Phase IV study on the use of CANASA suppositories for the treatment of active ulcerative proctitis in children. This 50-patient study is expected to be completed in fiscal 2004.

CANASA 1g suppositories. Axcan recently completed the clinical portion of a 100-patient Phase III trial in North America on a new 1g formulation of mesalamine suppositories for the treatment of ulcerative proctitis. This study was conducted to demonstrate the efficacy and safety of a 1g formulation of mesalamine suppository administered once a day vs. the currently approved 500 mg formulation administered twice a day. The study included an evaluation of the induction of remission in ulcerative proctitis patients. Results are expected during the third quarter of fiscal 2003. Axcan expects to file for regulatory approval in the United States at the end of the third quarter of fiscal 2003, and approval in the United States is anticipated in the second half of fiscal 2004.

CANASA/SALOFALK rectal gel. Axcan initiated an open-label, randomized 190-patient Phase III study to assess the efficacy of a new mesalamine gel formulation to induce remission of distal ulcerative colitis. This study will be supported by two 50-patient placebo-controlled studies. Results are expected to be available during the first quarter of fiscal 2004. Accordingly, the Company plans to submit regulatory filings for approvals in the United States and Canada during the first half of fiscal 2004.

SALOFALK 750 mg tablets. Axcan recently completed a 114-patient Phase III trial, for the Canadian market, on the efficacy and safety of a new 750-mg mesalamine (5-ASA) tablet for the oral treatment of ulcerative colitis. Results are expected in the second half of fiscal 2003. Axcan plans to file a Supplemental New Drug submission for approval in Canada as soon as feasible thereafter.

URSO DS. Axcan developed a new URSO DS formulation containing 500 mg of ursodiol in each tablet. URSO DS was launched in Canada for the treatment of cholestatic liver diseases in the second quarter of fiscal 2003.The Company intends to file a Supplemental New Drug Application in the United States in the second half of fiscal 2003 for the use of URSO DS in the treatment of Primary Biliary Cirrhosis.

A Phase III trial on the efficacy of URSO DS for the treatment of Primary Sclerosing Cholangitis has been initiated in 7 clinical sites, including the Mayo Clinic. This long-term trial, which is financed by a grant from the National Institutes of Health will involve 150 patients. The trial should be completed and final results should be available in fiscal 2007.

Pre-Clinical, Phase I and II

NCX-1000. Several animal studies have shown the pharmacological effects of NCX-1000 on portal pressure. Experimental models of cirrhosis demonstrated that this compound reduces portal pressure by decreasing intra-hepatic resistance, and not through direct effects on the portal vasculature. Axcan and NicOx recently obtained an Investigational New Drug status for NCX-1000 and, in the second quarter of fiscal 2003, initiated a Phase I study involving 16 patients. Completion of the whole clinical program development should occur in calendar year 2006.

Ursodiol disulfate. Axcan is currently conducting a proof of concept study in rats to evaluate the effect of ursodiol disulfate development of colonic tumors. This study is expected to be completed and results announced in the third quarter of fiscal 2003. If positive trends are confirmed in the final analysis, then Axcan intends to initiate animal toxicity studies, which will be followed by Phase I studies.

MODULON SR. Pharmacokinetic studies of MODULON SR 300 mg are expected to be completed in the second half of fiscal 2003. If results are positive, Axcan plans to evaluate the feasibility of initiating a Phase II study. The new slow-release formulation of MODULON would allow patients to take their medication once a day instead of the current regimen of three times a day.

NMK 150. Axcan entered into a memorandum of understanding for a strategic alliance with Nordmark, to develop a high-protease, pancrelipase preparation for the relief of pain associated with chronic, small duct pancreatitis. Phase I clinical trials should start during fiscal year 2004.

NMK 250. Axcan entered into a memorandum of understanding for a strategic alliance with Nordmark to develop a patented bio-engineered, viral-free lipase developed through a fermentation process. This new formulation will be developed for the treatment of steathorrea in cystic fibrosis patients and in other patients suffering from pancreatic enzyme deficiency. Phase I clinical trials should be initiated in fiscal 2004.

INTERIM FINANCIAL REPORT

This release includes, by reference, the second quarter interim financial report incorporating the full Management Discussion & Analysis (MD&A) as well as financial statements under both U.S. and Canadian GAAP and the reconciliation to U.S. GAAP of the Canadian GAAP presentation. The interim report, including the MD&A and financial statements, has been filed with applicable Canadian and U.S. regulatory authorities.

CONFERENCE CALL

Axcan will host a teleconference and web cast at 4:30 p.m., Eastern Time, May 13, 2003. During the teleconference, Leon F. Gosselin, President and Chief Executive Officer, David W. Mims, Executive Vice President and Chief Operating Officer and Jean Vezina, Vice President, Finance and Chief Financial Officer, will discuss the financial results. To participate in the teleconference, please dial the following number approximately 10 minutes prior to the start of the teleconference: (800) 814-3911. A replay of the teleconference will be available for one week (until May 20, 2003), commencing one hour after the end of the teleconference. The instant replay number is (416) 640-1917 code: 249623.

    Interested parties may also access the conference call via web cast at www.axcan.com.
    The web cast will be accessible for 90 days.

Axcan is a leading specialty pharmaceutical company involved in the field of gastroenterology. Axcan markets a broad line of prescription products sold for the treatment of symptoms in a number of gastrointestinal diseases and disorders such as inflammatory bowel disease, irritable bowel syndrome, cholestatic liver diseases and complications related to cystic fibrosis. Axcan's products are marketed by its own sales force in North America and Europe. Its common shares are listed on the Toronto Stock Exchange under the symbol "AXP" and on the Nasdaq National Market under the symbol "AXCA".

SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995.

TO THE EXTENT ANY STATEMENTS MADE IN THIS RELEASE CONTAIN INFORMATION THAT IS NOT HISTORICAL, THESE STATEMENTS ARE ESSENTIALLY FORWARD LOOKING AND ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING THE DIFFICULTY OF PREDICTING FDA APPROVALS, ACCEPTANCE AND DEMAND FOR NEW PHARMACEUTICAL PRODUCTS, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, NEW PRODUCT DEVELOPMENT AND LAUNCH, RELIANCE ON KEY STRATEGIC ALLIANCES, AVAILABILITY OF RAW MATERIALS, THE REGULATORY ENVIRONMENT, FLUCTUATIONS IN OPERATING RESULTS AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

THE NAMES CANASA, HELICIDE, MODULON, PHOTOBARR, PHOTOFRIN, SALOFALK, URSO AND VIOKASE APPEARING IN THIS NEWS RELEASE ARE REGISTERED TRADEMARKS OF AXCAN PHARMA INC. AND ITS SUBSIDIARIES.

                                    PART II

                  INFORMATION NOT REQUIRED TO BE DELIVERED TO
                             OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

    Under the Canada Business Corporations Act, the Company may indemnify a present or former director or officer of the Company or a person who acts or acted at the Company's request as a director or officer, or a person acting in a similar capacity of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding to which he is made a party by reason of his association with the Company or other entity if he acted honestly and in good faith with a view to the best interests of the Company, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Company's request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A person referenced above is entitled to indemnification from the Company as a matter of right if he was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set forth above.

The by-laws of the Company provide that the Company shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Company's request as a director or officer of another corporation of which the Company is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such body if he acted honestly and in good faith with a view to the best interests of the Company, and, in the case of a criminal action or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Company maintains directors' and officers' civil liability insurance with an aggregate policy limit of $25 million per policy year. Under this insurance coverage, the Company would be reimbursed for indemnity payments made on behalf of its directors and officers subject to a deductible of $250,000 per claim within Canada and $350,000 per claim outside of Canada. Individual directors and officers would also be reimbursed for losses arising during the performance of their duties for which they are not indemnified by the Company.

Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy in the United States as expressed in the Securities Act and is therefore unenforceable.

                                    Exhibits

       Exhibit
       Number           Description
       -------          -----------
         4.1            The unaudited comparative consolidated financial statements of the Registrant in Canadian GAAP for the three-month
                        period ended December 31, 2002 (incorporated by reference to the Registrant's Form 6-K furnished on February 13, 2003).

         4.2            The unaudited comparative consolidated financial statements of the Registrant in U.S. GAAP for the three-month period
                        ended December 31, 2002 (incorporated by reference to the
                        Registrant's Form 6-K furnished on February 13, 2003).

         4.3            The audited comparative consolidated financial statements in
                        Canadian GAAP for the year ended September 30, 2002, as well as the auditor's report thereon contained in the
                        Registrant's annual report for the year ended September 30,
                        2002 (incorporated by reference to the Registrant's
                        Form 40-F filed on January 27, 2003).

         4.4            The audited comparative consolidated financial statements in
                        U.S. GAAP for the year ended September 30, 2002, as well as the auditor's report thereon (incorporated by reference to the Registrant's Form 6-K furnished on February 25, 2003).

         4.5            Management's Discussion and Analysis of operating results
                        and financial position contained in the Registrant's annual report for the year ended September 30, 2002 (incorporated by reference to the Registrant's Form 40-F filed on
                        January 27, 2003).

         4.6            The Registrant's Annual Information Form, dated
                        February 13, 2003, for the year ended September 30, 2002
                        (incorporated by reference to the Registrant's Form 40-F/A filed on February 14, 2003).

         4.7            The Registrant's Management Proxy Circular, dated
                        January 24, 2003, for the annual meeting of the shareholders held on February 20, 2003, with the exception of the
                        headings "Statement of Executive Compensation--Composition of the Compensation Committee," "Compensation Committee
                        Report," "Corporate Governance" and "Stock Participation
                        Plan--Performance Graph" (incorporated by reference to the
                        Registrant's Form 6-K furnished on January 27, 2003).

         4.8 The press release, dated November 14, 2002, announcing the Registrant's fourth quarter and fiscal 2002 results
                        (incorporated by reference to the Registrant's Form 6-K furnished on November 15, 2002).

         4.9 The press release, dated December 3, 2002, announcing the Registrant's acquisition of PANZYTRAT (incorporated by reference to the Registrant's Form 6-K furnished on December 4, 2002).

        4.10 The press release, dated January 20, 2003, announcing the Registrant's acquisition of DELURSAN (incorporated by reference to the Registrant's Form 6-K furnished on January 22, 2003).

        4.11            The press release, dated February 25, 2003, announcing the offering of the Registrant's Convertible Subordinated Notes
                        (incorporated by reference to the Registrant's Form 6-K
                        furnished on February 25, 2003).

        4.12            The press release, dated March 5, 2003, announcing the
                        closing of the sale of $125 million of the Registrant's
                        4 1/4% Convertible Subordinated Notes due 2008 (incorporated by reference to the Registrant's Form 6-K furnished on
                        March 6, 2003).

        4.13            The press release dated March 5, 2003 announcing the
                        Registrant's waiver of its right to draw down on the equity line with Solidarity Fund QFL (incorporated by reference to the Registrant's Form 6-K furnished on March 6, 2003).

       Exhibit
       Number           Description
       -------          -----------
        4.14            The press release, dated April 10, 2003, announcing the
                        commencement of the Registrant's all-cash offer for Salix
                        Pharmaceuticals at $8.75 per share (incorporated by
                        reference to the Registrant's Form 6-K furnished on
                        April 11, 2003).

        4.15            The press release, dated May 15, 2003, announcing
                        Registrant's second quarter results (incorporated by
                        reference to the Registrant's Form 6-K furnished on May 20,
                        2003).

        4.16            The unaudited comparative consolidated financial statements of the Registrant in Canadian GAAP for the three and
                        six-month periods ended March 31, 2003 (incorporated by
                        reference to the Registrant's Form 6-K furnished on May 20,
                        2003).

        4.17            The unaudited comparative consolidated financial statements of the Registrant in U.S. GAAP for the three and six-month periods ended March 31, 2003 (incorporated by reference to the Registrant's Form 6-K furnished on May 20, 2003).

        4.18            The press release, dated May 20, 2003, announcing an
                        increase of the Registrant's all-cash offer for Salix
                        Pharmaceuticals to $10.50 per share (incorporated by
                        reference to the Registrant's Form 6-K furnished on May 22,
                        2003).

         5.1*           Consent of Lapointe Rosenstein.

         5.2*           Consent of Paul, Hastings, Janofsky & Walker LLP.

         5.3*           Consent of Leger Robic Richard.

         5.4            Consent of Raymond Chabot Grant Thornton.

         6.1*           Powers of Attorney (contained on the signature pages of this
                        Registration Statement on Form F-10).

         7.1* Indenture, dated as of March 5, 2003, by and between the Registrant and U.S. Bank National Association

         7.2* Form T-1 Statement of Eligibility and Qualification Under the Trust Indenture Act of 1939.

*Previously filed

                                    PART III
                 UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

    The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

    The Registrant has filed with the Commission an Appointment of Agent for Service of Process and Undertaking on Form F-X with the original filing of this Registration Statement.

                                                                           III-1

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Province of Quebec, Country of Canada, on this 6th day of August, 2003.

                                               AXCAN PHARMA INC.

                                               By:  /s/ LEON F. GOSSELIN
                                                    -------------------------------------------------
                                                    Name: Leon F. Gosselin
                                                    Title: President, Chief Executive Officer and
                                                    Chairman of the Board

III-2

                               POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated:

                  Signature                                  Title                       Date
                  ---------                                  -----                       ----
                                               President, Chief Executive
/s/ LEON F. GOSSELIN                             Officer and Chairman of the
------------------------------------             Board (principal executive         August 6, 2003
Leon F. Gosselin                                 officer)

                 *                             Executive Vice President and
------------------------------------             Chief Operating Officer and
David W. Mims                                    Director

                 *
------------------------------------           Secretary and Director
Francois Painchaud

                 *
------------------------------------           Director
Jacques Gauthier

                 *
------------------------------------           Director
Louis P. Lacasse

                 *
------------------------------------           Director
Colin R. Mallet

                 *
------------------------------------           Director
Dr. Claude Sauriol

                 *
------------------------------------           Director
Jean Sauriol

                 *
------------------------------------           Director
Michael M. Tarnow

                                               Vice President, Finance and Chief
/s/ JEAN VEZINA                                  Financial Officer (principal
------------------------------------             financial officer and principal    August 6, 2003
Jean Vezina                                      accounting officer)

*By:   /s/ JEAN VEZINA
       ----------------------------
       Jean Vezina                                                                 August 6, 2003
       Attorney-in-Fact

                                                                           III-3

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of Axcan
Pharma Inc. in the United States, in the City of Birmingham, Alabama, on this 6th day of August, 2003.

                                               AXCAN SCANDIPHARM INC.
                                               (Authorized U.S. Representative)

                                               By:  /s/ DAVID W. MIMS
                                                    -------------------------------------------------
                                                    Name: David W. Mims
                                                    Title: Vice-Chairman of the Board

III-4

                                    Exhibits

       Exhibit
       Number           Description
       -------          -----------
         4.1            The unaudited comparative consolidated financial statements of the Registrant in Canadian GAAP for the three-month
                        period ended December 31, 2002 (incorporated by reference to the Registrant's Form 6-K furnished on February 13, 2003).

         4.2            The unaudited comparative consolidated financial statements of the Registrant in U.S. GAAP for the three-month period
                        ended December 31, 2002 (incorporated by reference to the
                        Registrant's Form 6-K furnished on February 13, 2003).

         4.3            The audited comparative consolidated financial statements in
                        Canadian GAAP for the year ended September 30, 2002, as well as the auditor's report thereon contained in the
                        Registrant's annual report for the year ended September 30,
                        2002 (incorporated by reference to the Registrant's
                        Form 40-F filed on January 27, 2003).

         4.4            The audited comparative consolidated financial statements in
                        U.S. GAAP for the year ended September 30, 2002, as well as the auditor's report thereon (incorporated by reference to the Registrant's Form 6-K furnished on February 25, 2003).

         4.5            Management's Discussion and Analysis of operating results
                        and financial position contained in the Registrant's annual report for the year ended September 30, 2002 (incorporated by reference to the Registrant's Form 40-F filed on
                        January 27, 2003).

         4.6            The Registrant's Annual Information Form, dated
                        February 13, 2003, for the year ended September 30, 2002
                        (incorporated by reference to the Registrant's Form 40-F/A filed on February 14, 2003).

         4.7            The Registrant's Management Proxy Circular, dated
                        January 24, 2003, for the annual meeting of the shareholders held on February 20, 2003, with the exception of the
                        headings "Statement of Executive Compensation--Composition of the Compensation Committee," "Compensation Committee
                        Report," "Corporate Governance" and "Stock Participation
                        Plan--Performance Graph" (incorporated by reference to the
                        Registrant's Form 6-K furnished on January 27, 2003).

         4.8 The press release, dated November 14, 2002, announcing the Registrant's fourth quarter and fiscal 2002 results
                        (incorporated by reference to the Registrant's Form 6-K furnished on November 15, 2002).

         4.9 The press release, dated December 3, 2002, announcing the Registrant's acquisition of PANZYTRAT (incorporated by reference to the Registrant's Form 6-K furnished on December 4, 2002).

        4.10 The press release, dated January 20, 2003, announcing the Registrant's acquisition of DELURSAN (incorporated by reference to the Registrant's Form 6-K furnished on January 22, 2003).

        4.11            The press release, dated February 25, 2003, announcing the offering of the Registrant's Convertible Subordinated Notes
                        (incorporated by reference to the Registrant's Form 6-K
                        furnished on February 25, 2003).

        4.12            The press release, dated March 5, 2003, announcing the
                        closing of the sale of $125 million of the Registrant's
                        4 1/4% Convertible Subordinated Notes due 2008 (incorporated by reference to the Registrant's Form 6-K furnished on
                        March 6, 2003).

        4.13            The press release dated March 5, 2003 announcing the
                        Registrant's waiver of its right to draw down on the equity line with Solidarity Fund QFL (incorporated by reference to the Registrant's Form 6-K furnished on March 6, 2003).

        4.14 The press release, dated April 10, 2003, announcing the commencement of the Registrant's all-cash offer for Salix
                        Pharmaceuticals at $8.75 per share (incorporated by reference to the Registrant's Form 6-K furnished on April 11, 2003).

       Exhibit
       Number           Description
       -------          -----------
        4.15            The press release, dated May 15, 2003, announcing
                        Registrant's second quarter results (incorporated by
                        reference to the Registrant's Form 6-K furnished on May 20,
                        2003).

        4.16            The unaudited comparative consolidated financial statements of the Registrant in Canadian GAAP for the three and
                        six-month periods ended March 31, 2003 (incorporated by
                        reference to the Registrant's Form 6-K furnished on May 20,
                        2003).

        4.17            The unaudited comparative consolidated financial statements of the Registrant in U.S. GAAP for the three and six-month periods ended March 31, 2003 (incorporated by reference to the Registrant's Form 6-K furnished on May 20, 2003).

        4.18            The press release, dated May 20, 2003, announcing an
                        increase of the Registrant's all-cash offer for Salix
                        Pharmaceuticals to $10.50 per share (incorporated by
                        reference to the Registrant's Form 6-K furnished on May 22,
                        2003).

         5.1*           Consent of Lapointe Rosenstein.

         5.2*           Consent of Paul, Hastings, Janofsky & Walker LLP.

         5.3*           Consent of Leger Robic Richard.

         5.4            Consent of Raymond Chabot Grant Thornton.

         6.1*           Powers of Attorney (contained on the signature pages of this
                        Registration Statement on Form F-10).

         7.1* Indenture, dated as of March 5, 2003, by and between the Registrant and U.S. Bank National Association

         7.2* Form T-1 Statement of Eligibility and Qualification Under the Trust Indenture Act of 1939.

*Previously filed